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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Amphenol Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2017 ANNUAL MEETING and PROXY STATEMENT

CORPORATION

AMPHENOL CORPORATION 358 HALL AVENUE WALLINGFORD, CONNECTICUT 06492

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE

11:00 a.m., Thursday, May 18, 2017

PLACE

Amphenol Corporation
World Headquarters
Conference Center
358 Hall Avenue
Wallingford, CT 06492
(203) 265-8900

AGENDA

1.
To elect eight directors as named for terms indicated in the Proxy Statement.

2.
To ratify the selection of Deloitte & Touche LLP as independent accountants.

3.
To conduct an advisory vote on compensation of named executive officers.

4.
To conduct an advisory vote on the frequency of future advisory votes on compensation of named executive officers.

5
To ratify and approve the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.

6.
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Lance E. D'Amico
Vice President, Secretary and General Counsel

April 17, 2017

—IMPORTANT—
PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ACCOMPANYING PROXY WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 18, 2017: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2016 are available at www.edocumentview.com/APH.

i

2017 Proxy Summary

        This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the 2016 Amphenol Annual Report to Stockholders carefully before voting.

Annual Meeting of Stockholders

• Time and Date	11:00 a.m., Thursday, May 18, 2017
• Place	Amphenol Corporation World Headquarters, Conference Center 358 Hall Avenue Wallingford, CT 06492
• Record Date	March 20, 2017
• Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters

		Board Vote Recommendation	Page References (for more detail)
Election of Eight Directors		FOR EACH DIRECTOR NOMINEE	6-17
Other Management Proposals
•	Ratification of Deloitte & Touche LLP as independent accountants	FOR	22-24
•	Advisory vote on compensation of named executive officers	FOR	25-51
•	Advisory vote on frequency of future advisory votes on compensation of named executive officers	EVERY 1 YEAR	52
•	To ratify and approve the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries	FOR	53-55

Director Nominees

Committee Memberships*
	Director Tenure	Principal Occupation	Experience/ Qualifications							Other Public Company Boards
Name				Independent	AC	CC	EC	NCGC	PC
Ronald P. Badie	Since 2004	Former Vice Chairman of	- Leadership	Y	X,F		C		X	Nautilus, Inc.
		Deutsche Bank Alex. Brown	- Finance
- M&A
Stanley L. Clark	Since 2005	Lead Trustee and Senior	- Leadership	Y	X	X			C
		Advisor of Goodrich, LLC	- Finance
- Global
- Industry
- Operations
David P. Falck	Since 2013	Executive Vice President	- Leadership	Y	X	X		C
(Presiding Director)		and General Counsel	- Compliance
		Pinnacle West Capital	- Risk
		Corporation	Management
- M&A
Edward G. Jepsen	1989-1997;	CEO and Chairman of Coburn	- Leadership	Y	C,F			X	X	..
	Since 2005	Technologies, Inc.	- Finance
- Global
- Industry
Martin H. Loeffler	Since 1987	Former CEO of Amphenol	- Leadership	Y
(Chairman)		Corporation	- Global
- Industry
- Technology
John R. Lord	Since 2004	Former CEO and	- Leadership	Y		C	X	X
		Chairman of	- Global
		Carrier Corporation	- Operations
R. Adam Norwitt	Since 2009	President and CEO of	- Leadership	N
		Amphenol Corporation	- Global
- Industry
- Operations
- M&A
Diana G. Reardon	Since 2015	Former CFO of Amphenol	- Leadership	N					X
		Corporation	- Finance
- Global
- Industry

AC
Audit Committee

C
Chair

CC
Compensation Committee

EC
Executive Committee

F
Financial Expert

NCGC
Nominating/Corporate Governance Committee

PC
Pension Committee

*
Note that Randall D. Ledford continues as a director through the 2017 Annual Meeting. Mr. Ledford will not stand for re-election after his term expires at the Annual Meeting. Mr. Ledford currently serves as a member of the Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee.

Attendance	In 2016, each of the Company's director nominees attended 100% of the Board and the Committee meetings on which such nominee sits.

Governance

        The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board can be accessed via the Company's website at www.amphenol.com by clicking on "Investors", then "Governance", then the desired Principles, Code or Charter. A printed copy will also be provided to any stockholder of the Company free of charge upon written request to the Company, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.

Executive Compensation

        At the 2016 annual meeting of stockholders, the Company's stockholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for that meeting. The Company's stockholders overwhelmingly approved the proposal with more than 97% of the shares voted being cast in favor of the proposal. These programs and policies remain intact, as described in detail beginning on page 25. The Company's core management compensation programs include base salary, an annual performance-based incentive plan payment opportunity, annual stock option awards (with 20% vesting each year over a five year period, except that vesting may be accelerated or continued in cases of death, disability, retirement or a change in control), insurance benefits and retirement benefits.

        Compensation programs for the named executive officers emphasize at-risk, performance-based elements. Fixed compensation elements, including base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment. However, it is intended that a larger part of the named executive officers' compensation be geared to reward performance that generates long-term stockholder value.

        For the Company's Chief Executive Officer, fixed compensation elements including salary, retirement benefits and "all other compensation" comprised approximately 16% of his total 2016 compensation. His at-risk compensation linked to increasing stockholder value comprised approximately 84% of his total 2016 compensation. These at-risk elements include stock options granted at market price which only increase in value if the Company's share price increases after the grant date (the value ascribed to the options for purposes of calculating percentages in this paragraph is the grant date fair value calculated in accordance with ASC Topic 718, as further described in footnote (1) to the Summary Compensation Table on page 37). The other at-risk compensation is incentive plan compensation which historically has required year-over-year EPS growth before any amount is paid in addition to other considerations designed to motivate the Chief Executive Officer to generate long-term stockholder value, and rewards the Chief Executive Officer when Company revenues and EPS grow. For the Company's other named executive officers as a group, fixed compensation elements comprised approximately 25% of total 2016 compensation while at-risk compensation comprised approximately 75% of total 2016 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary, retirement benefits and "all other compensation", while the at-risk items include stock options and incentive plan compensation linked to goals that encourage growth in revenues and either EPS or operating income.

        The Board believes this compensation program is a valuable and appropriate tool which contributes to the Company's continuing success.

2016 Performance Highlights

        In 2016, the Company achieved new records in sales, earnings per share (EPS) and operating cash flow, all while sustaining industry-leading sales growth. Sales grew 13% to $6.3 billion and adjusted diluted EPS grew 12% to $2.72 (adjustments to GAAP financial measures are explained in more detail on page 31). The Company's level of profitability was strong, with adjusted net income as a percentage of sales exceeding 13% and adjusted operating margins reaching 19.8%. Our financial strength was clearly reflected in the Company's cash generation, with more than $1 billion in operating cash flow and $887 million in free cash flow, reconfirming the strength and discipline of the Amphenol organization. Most importantly, we continued to put our financial resources to work creating growth opportunities for

v

the Company and value for our shareholders, through investments in new products and capabilities, acquiring new companies, increasing our dividend and repurchasing the Company's stock.

Investor Outreach

        Amphenol has continued to engage with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company's stockholders. Through these engagements the Company has obtained valuable feedback. Partly in response to this feedback, in 2016, the Board adopted an amendment to the Company's By-Laws that, among other things, implemented "proxy access", which, subject to the requirements of the By-Laws, permits any stockholder or group of up to 20 stockholders that beneficially owns at least 3% of the Company's outstanding common stock continuously for three years to nominate candidates for election to the Board and to require the Company to list such nominees in the Company's proxy statement.

        The adoption of "proxy access" is consistent with the Board's prior actions to provide that the Company adheres to evolving corporate governance best practices, which have included lowering the threshold to call special meetings of stockholders from 50% to 25%; declassifying the Board and providing for the annual election of directors; allowing stockholders to act by written consent; and eliminating supermajority voting requirements in the Company's Articles of Incorporation and By-Laws.

        The Company has also continued to engage key stockholders to discuss other important topics, such as compensation practices and programs.

Other Company Proposals

        1.    Ratification of selection of Deloitte & Touche as independent accountants.    As a matter of good governance, the Board is asking stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent accountants.

        2.    Advisory vote to approve compensation of named executive officers.    The Board is asking stockholders to approve, on an advisory basis, the compensation of the Company's named executive officers. The Board recommends a FOR vote because it believes the compensation policies and practices of the Company, as described in the Compensation Discussion and Analysis beginning on page 25, have been and continue to be effective in helping to achieve the Company's goals of rewarding leadership excellence and sustained financial and operating performance, aligning the named executive officers' long-term interest with those of the stockholders and motivating these executives to remain with the Company for long and productive careers.

        3.    Advisory vote on the frequency of future advisory votes on compensation of named executive officers.    The Board is asking stockholders to approve, on an advisory basis, that future advisory votes on compensation of named executive officers should occur every year. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The Board is recommending that the stockholders vote for holding the advisory vote on executive compensation every year.

        4.    Ratification and approval of the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.    The Board is asking stockholders to approve the 2017 Stock Purchase and Option Plan of Amphenol Corporation and its Subsidiaries pursuant to which 30,000,000 options will be authorized for issuance. The Board believes granting stock options is a valuable tool contributing to the Company's continuing success and is recommending that stockholders approve the plan.

2018 Annual Meeting

Deadline for stockholder proposals to be included in the proxy statement for the 2018 annual meeting of stockholders.	December 18, 2017

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 17, 2017) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the Conference Center at the Company's Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492 (telephone (203) 265-8900) at 11:00 a.m. on Thursday, May 18, 2017 (the "Annual Meeting").

RECORD DATE

        The Board of Directors of the Company (the "Board") has fixed the close of business on March 20, 2017 as the Record Date for the 2017 Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, in person or by proxy. At the Record Date, there were 305,388,648 shares of Common Stock outstanding.

PROXIES

        The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders of record, present in person or by proxy, of a majority of the issued and outstanding shares of Common Stock shall constitute a quorum. Abstentions and broker non-votes are counted as present for quorum purposes.

        Shares will be voted in accordance with stockholder instructions. If a stockholder returns a signed proxy card that omits voting instructions for some or all matters to be voted on, the proxy holders will vote on all uninstructed matters in accordance with the recommendations of the Board. In addition, if a stockholder has returned a signed proxy card, the proxy holders will have, and intend to exercise, discretion to vote shares in accordance with their best judgment on any matters not identified in the Proxy Statement on which a vote is taken at the Annual Meeting. At present, the Company is not aware of any such matter.

        For stockholders that hold their shares through an account with a broker and do not give voting instructions on a matter, under the rules of the New York Stock Exchange, the broker is permitted to vote in its discretion only on Proposal 2 (ratification of selection of the independent accountants) and is required to withhold its vote on each of the other proposals, the withholding of which is referred to as a "broker non-vote."

        The following table illustrates votes required, and the impact of abstentions and broker non-votes.

Proposal	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes

1. Election of directors	Votes "For" a nominee exceed votes "Against" that nominee.	No impact on outcome.	Not counted as votes cast; no impact on outcome.

2. Ratification of selection of the independent accountants	Approval by a majority of the votes cast.	No impact on outcome.	Not expected; not counted as votes cast; no impact on outcome.

3. Advisory vote on compensation of named executive officers	Approval by a majority of the votes cast.	No impact on outcome.	Not counted as votes cast; no impact on outcome.

4. Advisory vote on frequency of future votes on compensation of named executive officers	Plurality of the votes cast.	No impact on outcome.	Not counted as votes cast; no impact on outcome.

5.Ratify and approve the 2017 Stock Option Plan of Amphenol Corporation and its Subsidiaries	Approval by a majority of the votes cast.	Effect of a vote "Against."	Not counted as votes cast; no impact on outcome.

        A proxy may be revoked. For shares that are held in "street name", the stockholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the stockholder's own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting in person at the Annual Meeting.

        Votes on each of the proposals other than election of directors and approval of the 2017 Stock Option Plan of Amphenol Corporation and its Subsidiaries are advisory and therefore not binding on the Company. However, the Board will consider the outcome of these votes in its future deliberations.

        The inspectors of election appointed for the Annual Meeting with the assistance of the Company's transfer agent, Computershare Trust Company, N.A., will tabulate the votes.

        The Company pays the cost of preparing, printing, assembling and mailing this proxy soliciting material. The Company has engaged the firm of Georgeson LLC to assist in the distribution of this Notice of 2017 Annual Meeting and Proxy Statement and will pay Georgeson its out of pocket expenses for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Georgeson LLC has also been retained to assist in soliciting proxies for a fee not expected to exceed $8,000, plus distribution costs and other costs and expenses. Proxies may also be solicited from some stockholders personally, by mail, e-mail, telephone or other means of communication by the Company's officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of December 31, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR LLC 245 Summer Street Boston, MA 02210	39,549,815	(1)	12.8%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	28,879,505	(2)	9.4%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	24,970,090	(3)	8.1%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,903,891	(4)	6.5%
The Bank of New York Mellon Corporation 225 Liberty Street New York, NY 10286	15,929,341	(5)	5.2%

(1)
The Schedule 13G filed by such beneficial owner on February 14, 2017 for the year ended December 31, 2016 indicates that it has (i) sole voting power over 3,941,470 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 39,549,815 shares and (iv) shared dispositive power over 0 shares.

(2)
The Schedule 13G filed by such beneficial owner on February 9, 2017 for the year ended December 31, 2016 indicates that it has (i) sole voting power over 484,582 shares, (ii) shared voting power over 66,723 shares, (iii) sole dispositive power over 28,331,350 shares and (iv) shared dispositive power over 548,155 shares.

(3)
The Schedule 13G filed by such beneficial owner on February 13, 2017 for the year ended December 31, 2016 indicates that it has (i) sole voting power over 24,970,090 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 24,970,090 shares and (iv) shared dispositive power over 0 shares.

(4)
The Schedule 13G filed by such beneficial owner on January 19, 2017 for the year ended December 31, 2016 indicates that it has (i) sole voting power over 16,889,331 shares, (ii) shared voting power over 25,178 shares, (iii) sole dispositive power over 19,878,713 shares and (iv) shared dispositive power over 25,178 shares.

(5)
The Schedule 13G filed by such beneficial owner on February 3, 2017 for the year ended December 31, 2016 indicates that it has (i) sole voting power over 12,926,237 shares, (ii) shared voting power over 9,486 shares, (iii) sole dispositive power over 13,786,685 shares and (iv) shared dispositive power over 2,138,102 shares.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of April 3, 2017 by each director, the named executive officers (listed in the Summary Compensation Table on page 37) and by all executive officers and directors of the Company as a group. Except as otherwise noted, the individuals listed in the table below have the sole power to vote or transfer the shares reflected in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ronald P. Badie	48,292(2)(3)	*
Stanley L. Clark	35,092(2)(3)	*
David P. Falck	11,630(2)	*
Edward G. Jepsen	235,092(2)	*
Craig A. Lampo	429,000(4)	*
Randall D. Ledford	7,326(2)	*
Martin H. Loeffler	468,758(2)	*
John R. Lord	43,092(2)	*
R. Adam Norwitt(1)	3,369,663	1.10%
Zachary W. Raley	706,400(4)	*
Diana G. Reardon	808,000(4)	*
Richard Schneider	348,324(4)
Luc Walter	328,800(4)	*
All executive officers and directors of the Company as a group (21 persons)	7,666,369	2.51%

*
Less than one percent.

(1)
The share ownership amounts for Mr. Norwitt in this table include 321,663 shares, of which 227,671 shares are held in trusts over which he has sole voting power and 93,992 are owned directly; and 3,048,000 shares which are not owned by Mr. Norwitt but which would be issuable upon the exercise of stock options pursuant to the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, which are exercisable or would be exercisable within 60 days of April 3, 2017.

(2)
The share ownership amounts in this table include 45,877, 12,677, 9,215, 212,677, 4,911, 446,343 and 40,677 shares which are owned directly by Messrs. Badie, Clark, Falck, Jepsen, Ledford, Loeffler and Lord, respectively. Of the 212,677 shares of Common Stock owned by Mr. Jepsen reflected in this table, 200,000 have been pledged as security. Pursuant to the pledge arrangement, Mr. Jepsen has the power to vote or direct the voting of the shares and he has the power to dispose or direct the disposition of the shares. The table also includes 20,000 shares which are not owned by each of Messrs. Clark, Jepsen and Loeffler, but which would be issuable to each upon the exercise of stock options pursuant to the Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Directors' Stock Option Plan") which are exercisable or would be exercisable within 60 days of April 3, 2017. Additionally, this table includes 2,415 shares of restricted stock owned by each of Messrs. Badie, Clark, Falck, Jepsen, Ledford, Loeffler and Lord, all of which vest within 60 days of April 3, 2017.

(3)
The share ownership amounts for Messrs. Badie and Clark reflected in this table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan") described under the caption "Director Compensation for the 2016 Fiscal Year" beginning on page 15. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2017, including credit for dividends, is 19,587 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2017, including credit for dividends, is 17,219 unit shares. Commencing with the fourth quarter 2009, Messrs. Badie and Clark elected to receive their quarterly director's fees in cash in lieu of shares. As long as the election to receive quarterly director's fees in cash in lieu of shares continues, the cumulative balance in each of Messrs. Badie and Clark's Director's Deferred Compensation account will only increase by the number of shares credited for dividends.

(4)
The share ownership amounts in this table include 25,000, 63,524 and 100,000 shares owned by Messrs. Lampo, Schneider and Walter, respectively, as well as 808,000, 404,000, 706,400, 284,800 and 228,800 shares, which are not owned by Ms. Reardon and Messrs. Lampo, Raley, Schneider and Walter, respectively, but which would be issuable upon the exercise of stock options pursuant to the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries which are exercisable or would be exercisable within 60 days of April 3, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and any persons who own more than 10% of the Common Stock, file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission ("SEC") and furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company seeks to assist its directors and officers by monitoring transactions and completing and filing reports on their behalf.

        Based solely upon a review of the filings with the SEC and written representations from directors and executive officers that no other reports were required, the Company believes that during fiscal year 2016 all executive officers and directors of the Company filed all required reports on a timely basis.

 PROPOSAL 1. ELECTION OF DIRECTORS

        The Restated Certificate of Incorporation and the By-Laws of the Company, taken together, provide for a Board consisting of not less than three or more than 15 directors. Currently, the number of directors of the Company is nine. Randall D. Ledford is not standing for re-election after his term expires at the Annual Meeting. The Company thanks Mr. Ledford for his dedicated service. Our directors are elected annually. Action will be taken at the Annual Meeting for the re-election of eight directors: Ronald P. Badie, Stanley L. Clark, David P. Falck, Edward G. Jepsen, Martin H. Loeffler, John R. Lord, R. Adam Norwitt and Diana G. Reardon for a term of one year that will expire at the 2018 Annual Meeting. Action will also be taken immediately prior to the Annual Meeting to reduce the number of directors from nine to eight effective as of the time of the Annual Meeting. The Board is currently engaged in a search for an additional independent director, and expects to increase the number of directors back to nine at the time a qualified candidate is identified and appointed to the Board.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Badie, Clark, Falck, Jepsen, Loeffler, Lord, Norwitt and Ms. Reardon, except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

        Certain information regarding all directors, including individual experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on the Board is set forth below. The Company's goal is to assemble a Board that works together and with management to deliver long term stockholder value. The Company believes that the nominees and directors set forth below, each of whom is currently a director of the Company, possess the skills and experience necessary to guide the Company in the best interests of its stockholders. The Company's current Board consists of individuals with proven records of success in their chosen professions and with the Company. They all have high integrity and keen intellect. They are collegial yet independent in their thinking, and have demonstrated the willingness to make the time commitment necessary to be informed about the Company and its relevant industry, including its customers, suppliers, competitors, stockholders and management. Members of the Board also have extensive experience in leadership, the management of public companies, risk assessment, accounting and finance, mergers and acquisitions, technology and global business practices and operations.

        The following information details offices held and other business directorships of public companies during the past five years of each of the proposed director nominees. Beneficial ownership of equity securities of the current directors and the proposed director nominees is shown under the caption "Security Ownership of Management" on page 4.

DIRECTOR NOMINEES

Ronald P. Badie	Mr. Badie, age 74, has been a Director since 2004. Mr. Badie retired from Deutsche Bank Alex. Brown (now Deutsche Bank Securities) in 2002, at which time he was vice chairman. He also held several executive positions with its predecessor, Bankers Trust Company. From 2004 to the present, he has acted as a Senior Advisor to Hadley Partners, a firm providing M&A advisory, private placement and financial advisory services. Mr. Badie's extensive experience in the investment banking industry is extremely valuable to the Company, in particular with respect to his insight into merger & acquisition and capital markets related matters. He is Chairman of the Executive Committee and is a member of the Audit Committee and the Pension Committee. Mr. Badie currently serves as Director and member of the nominating and corporate governance committee, the compensation committee and the audit committee of Nautilus, Inc. In the past five years, but not currently, Mr. Badie served as director, chairman of the nominating/corporate governance committee and a member of the compensation and audit committees of Obagi Medical Products, Inc.
Stanley L. Clark

Mr. Clark, age 73, has been a Director since 2005. Mr. Clark is Lead Trustee and Senior Advisor of Goodrich, LLC, where he also served as chief executive officer and trustee from 2001 until 2014. This role has provided him excellent insight into a broad range of markets and investment perspectives as well as financial analysis, which are of particular value in his roles as Chairman of the Pension Committee and as a member of the Audit Committee. He gained significant experience in general management of a complex manufacturing organization as chief executive officer of Simplex Time Recorder Company from 1998 to 2001 and director from 1996 to 2001, chief operating officer from 1996 to 1998 and group vice president from 1994 to 1996. Prior to working at Simplex Time Recorder Company, he held various positions with Raytheon Company over a period of 17 years, including service as the corporate group vice president for the commercial electronics group and as a director of New Japan Radio Company, a joint venture between Raytheon Company and Japan Radio. Mr. Clark also served four years in the United States Navy. He brings to the Board international experience as well as an understanding of the aerospace and defense industry, important markets for the Company. Mr. Clark is Chairman of the Pension Committee and is a member of the Audit Committee and the Compensation Committee.

David P. Falck

Mr. Falck, age 64, has been a Director since 2013. Mr. Falck has more than 35 years of experience as a legal advisor to public and private companies. Mr. Falck has been Executive Vice President and General Counsel of Pinnacle West Capital Corporation and its primary subsidiary, Arizona Public Service Company where he has overseen all facets of the company's legal affairs since 2009. From 2007 to 2009, he was senior vice president, law for New Jersey-based Public Service Enterprise Group Inc. and served as a member of its executive group. From 1987 to 2007, Mr. Falck was a partner in the New York office of Pillsbury Winthrop Shaw Pittman LLP where he provided strategic advice for a range of clients in the manufacturing, energy and telecommunications industries in the U.S. and abroad, including the Company. His well developed legal and financial acumen bring great value to the Company, in particular with respect to corporate governance, mergers and acquisitions, financing, compliance, and legal matters. Mr. Falck is Chairman of the Nominating/Corporate Governance Committee and is a member of the Audit Committee and the Compensation Committee. Mr. Falck also serves as the Board's Presiding Director.

Edward G. Jepsen

Mr. Jepsen, age 73, has been a Director since 2005. Mr. Jepsen also served as a Director of the Company from 1989 through 1997. Mr. Jepsen has been Chairman and Chief Executive Officer of Coburn Technologies, Inc., a manufacturer and marketer of lens processing systems and equipment for the ophthalmic industry, since December 2010. Mr. Jepsen was employed as a non-executive Advisor to the Company from 2005 through his retirement in 2006. He was executive vice president and chief financial officer of the Company from 1989 through 2004. During his time as chief financial officer of the Company, Mr. Jepsen gained a deep familiarity with the operations, markets, technologies and other business matters of the Company, and in particular a comprehensive understanding of the Company related to accounting, auditing and controls. In addition, Mr. Jepsen brings to the Board significant experience in public accounting and auditing acquired as a partner at PricewaterhouseCoopers LLP prior to joining the Company. Mr. Jepsen is Chairman of the Audit Committee and is a member of the Nominating/Corporate Governance Committee and Pension Committee. In the past five years, but not currently, Mr. Jepsen also served as a director and chairman of the audit and finance committee and member of the nominating/corporate governance committee of ITC Holdings Corp.

Martin H. Loeffler

Mr. Loeffler, age 72, has been a Director since 1987 and Chairman of the Board since 1997. He had been an employee of the Company for 37 years when he retired in December 2010. He was executive chairman of the Company from 2009 to 2010, chief executive officer of the Company from 1996 to 2008 and president of the Company from 1987 to 2007. Prior to assuming the position of president, he oversaw the Company's international operations, and prior to that served in general management and operations roles in several European countries. He has a technology background with a PhD in physics and experience as a researcher in the field of semiconductors. His leadership, market knowledge, technology background, international and other business experience are of tremendous value to the Company.

John R. Lord

Mr. Lord, age 73, has been a Director since 2004. Mr. Lord served as the non-executive chairman of Carrier Corporation from 2000 through 2006. Mr. Lord was president and chief executive officer of Carrier Corporation, a division of United Technologies Corporation, from 1995 until his retirement in 2000. Mr. Lord served in a variety of other executive and general management roles at United Technologies between 1975 and 1995. During his more than 25 year career at United Technologies, Mr. Lord gained significant manufacturing, general management, and global management experience, including spending three years based in Asia, one of the Company's most important regions. He was also very involved in personnel development at United Technologies, providing him with insight into management development and compensation issues which is of great value to the Company. He is Chairman of the Compensation Committee and is a member of the Executive Committee and of the Nominating/Corporate Governance Committee.

R. Adam Norwitt

Mr. Norwitt, age 47, has been a Director since 2009, and an employee of the Company or its subsidiaries for approximately 18 years. He has been President since 2007 and Chief Executive Officer since 2009. Mr. Norwitt was chief operating officer of the Company from 2007 through 2008. He was senior vice president and group general manager, worldwide RF and microwave products division of the Company during 2006 and vice president and group general manager, worldwide RF and microwave products division of the Company from 2004 until 2006. Prior thereto, Mr. Norwitt served as group general manager, general manager and business development manager with various operating groups in the Company, including approximately five years resident in Asia. Mr. Norwitt has a juris doctor degree and trained as a corporate lawyer prior to joining the Company. He also has an MBA degree. He has studied in the United States, Taiwan, China and France. His vision, leadership, market knowledge, merger & acquisition experience, international exposure and other business experience are of significant value to the Company.

Diana G. Reardon

Ms. Reardon, age 57, has been a Director since 2015, and an employee of the Company for approximately 29 years. In addition to serving the Company as a Director, she continues as an employee, acting as Senior Advisor. She was executive vice president from 2010 to 2015, senior vice president from 2004 to 2009, and chief financial officer from 2004 to 2015. She was vice president in 2004, controller of the Company from 1994 through 2004 and treasurer of the Company from 1992 through 2004. During her tenure with the Company, Ms. Reardon has been deeply involved with the operations, markets and other business matters of the Company, including the acquisition program during her time as Chief Financial Officer. She has a comprehensive understanding of the Company including, in particular, its financial, accounting and auditing systems, policies, procedures and controls and growth strategy. Her breadth of knowledge about the Company and its finances are extremely valuable to the Company. In addition, Ms. Reardon brings to the Board significant experience in public accounting and auditing acquired as a manager at PricewaterhouseCoopers LLP prior to joining the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Governance Principles

        Amphenol Corporation's Corporate Governance Principles meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE Listing Standards"), including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee of the Board. The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board are reviewed at least annually and revised as warranted. Amphenol Corporation's Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries. The principles, code and charters can be accessed via the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" then the desired principles, code or charter. A printed copy of the Company's most current Governance Principles, the Code of Business Conduct and Ethics and the charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492.

Director Independence

        The Board has adopted the definition of "independent director" set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has determined that all of the directors are independent of the Company and its management with the exception of Mr. Norwitt and Ms. Reardon who are considered inside directors because of their current employment with the Company.

Leadership Structure

        Mr. Loeffler is Chairman of the Board and Mr. Falck is the Board's Presiding Director. As Presiding Director, Mr. Falck has the authority to call, schedule and chair executive sessions of the independent directors. After each Board meeting, committee meeting and executive session the Chairman and Presiding Director communicate with the Chief Executive Officer to provide feedback and to effectuate the decisions and recommendations of the directors.

        The Board of Directors has determined that at the present time, its current leadership structure, including a Presiding Director, a Chairman of the Board who retired from employment with the Company in 2010 after 37 years of service and a Chief Executive Officer who is an inside director, is appropriate and allows the Board to fulfill its duties effectively and efficiently based on the Company's current needs. The Presiding Director and independent Chairman of the Board provide a means for the Board to effectively operate independently of the Company's management as necessary or desirable. This structure also allows the Board to draw upon the skills and extensive experience of a Chairman, who can ensure that the other directors' attention is devoted to the issues of greatest importance to the Company and its stockholders, while permitting the Chief Executive Officer to continue to set the strategic direction and drive the ongoing business operations and finances of the Company, all in consultation with the Board of Directors.

Board of Directors Summary Information

        The following table sets forth basic information about the current structure of the Board including summary information for the nominees to the Board.

Committee Memberships
Name	Director Tenure	Independent	Audit Committee	Compensation Committee	Executive Committee	Nominating/ Corporate Governance Committee	Pension Committee	Current Service on Other Public Company Boards	Board Nominee at 2017 Annual Meeting

Martin H. Loeffler (Chairman)	Since 1987	X							Yes

Ronald P. Badie	Since 2004	X	X *		Chair		X	Nautilus, Inc.	Yes

Stanley L. Clark	Since 2005	X	X	X			Chair		Yes

David P. Falck (Presiding Director)	Since 2013	X	X	X		Chair			Yes

Randall D. Ledford	Since 2015	X		X	X	X			No

Edward G. Jepsen	1989-1997 Since 2005	X	Chair *			X	X		Yes

John R. Lord	Since 2004	X		Chair	X	X			Yes

R. Adam Norwitt	Since 2009								Yes

Diana G. Reardon	Since 2015						X		Yes

*
Financial Expert

Committees

        The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Pension Committee and the Nominating/Corporate Governance Committee. The Board has determined that all the members of the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating/Corporate Governance Committee are independent and satisfy the relevant SEC and the New York Stock Exchange independence requirements for the members of such committees. The Board has determined that all members of the Pension Committee are independent, except for Ms. Reardon.

        Audit Committee.     The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the principal oversight duties of the Audit Committee include the following: (1) review reports on the evaluation of the Company's internal controls for financial reporting and the Company's annual audited and quarterly unaudited financial statements and related disclosures therein under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (2) review the Company's earnings press releases; (3) select, engage, evaluate and replace, if deemed necessary, the independent auditors and approve all audit engagement fees and terms and pre-approve all permissible tax and other non-audit services; (4) review the qualifications, performance and independence of the Company's independent auditors; (5) review and approve the scope of the annual audit of the Company's financial statements; (6) review the scope and coverage of the Company's internal audit plan; (7) review the results of internal audits and the procedures for maintaining internal controls; (8) review the integrity of the Company's financial reporting processes and the selection and quality of the Company's accounting principles; (9) review critical accounting principles and practices and applicable legal and regulatory standards and principles and their effect on the financial statements of the Company; (10) review significant audit issues identified by the Company's internal audit function or the Company's independent auditors and the Company's responses thereto; (11) review accounting adjustments noted or proposed by the Company's independent auditors, reports on the Company's internal controls, and material written communications with the independent auditors; (12) review and discuss the Company's guidelines and policies for risk assessment and management; (13) establish hiring policies for employees of the Company's independent auditors; (14) establish procedures for the receipt, retention and treatment of employee concerns regarding questionable accounting or auditing matters; and (15) sustain a constructive dialogue with the independent auditors about significant matters relevant to the audit of the financial statements of the Company and of internal control over financial reporting. See also "Report of the Audit Committee" on page 22. The members of the Audit Committee are Ronald P. Badie, Stanley L. Clark, David P. Falck and Edward G. Jepsen (Chairman), each of whom is an independent director as defined under the NYSE Listing Standards. The Board of Directors has determined that Messrs. Badie and Jepsen are audit committee financial experts as defined by the applicable rules of the SEC and the NYSE Listing Standards, and that each of the members of the Audit Committee is sufficiently proficient in reading and understanding the Company's financial statements to serve on the Audit Committee.

        Compensation Committee.     The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, reviews the role and performance of executive officers and key management employees of the Company and its subsidiaries, approves the base compensation, incentive plan target and award and the allocation of stock option awards, if any, for the Chief Executive Officer and reviews and approves the recommendations of the Chief Executive Officer for base compensation and adjustments in base compensation, incentive plan targets and allocations and stock option awards, if any, for the direct reports to the Chief Executive Officer as well as the Company's other top 20 most highly compensated employees. See also the "Compensation Discussion and Analysis" on page 25 and the "Compensation Committee Report" on page 36. The Compensation Committee has the authority to retain and solicit the advice of compensation advisors. The members of the Compensation Committee are Stanley L. Clark, David P. Falck, Randall D. Ledford and John R. Lord (Chairman).

        Executive Committee.     The Executive Committee is empowered to exercise the powers and authority of the full Board in the management of the business and affairs of the Company, subject at all times to the supervision and control of the full Board. The Board has granted the Executive Committee the broadest authority permitted by the General Corporation Law of the State of Delaware. The Executive Committee meets as necessary and all actions of the Committee are presented for ratification and approval of the full Board, as necessary and appropriate, at the next regularly scheduled quarterly meeting of the Board. The members of the Executive Committee are Ronald P. Badie (Chairman), Randall D. Ledford and John R. Lord.

        Pension Committee.     The Pension Committee administers the Company's various defined contribution 401(k) plans and U.S. pension plan. The Pension Committee has oversight responsibility for funding and investments in the U.S. pension plan and consults with the Chief Financial Officer and the Treasurer of the Company at least annually and with the actuarial consultants and other advisors and the trustee and investment managers of the assets of the Company's U.S. pension plan as it deems necessary and appropriate. The Pension Committee reviews the liabilities, assets and investments of the Company's U.S. pension plan as a Committee at least semi-annually. It also ensures there is an appropriate selection of diverse investments for employees of the Company participating in the various defined contribution 401(k) plans. The members of the Pension Committee are Ronald P. Badie, Stanley L. Clark (Chairman), Edward G. Jepsen and Diana G. Reardon.

        Nominating/Corporate Governance Committee.     The Nominating/Corporate Governance Committee's principal duties include the following: (1) assisting the Board in identifying appropriate individuals qualified to serve as directors of the Company and evaluating the qualifications of such individuals; (2) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders; (3) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and (4) overseeing and discussing, as necessary and appropriate, a plan for the continuity and development of senior management of the Company. The

Nominating/Corporate Governance Committee also oversees the annual evaluation of and the compensation of the Board. The members of the Nominating/Corporate Governance Committee are David P. Falck (Chairman), Randall D. Ledford, Edward G. Jepsen and John R. Lord.

        The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the Nominating/Corporate Governance Committee of the Board of Directors, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492. Recommendations must be received by December 31, 2017 to be considered for inclusion in the Proxy Statement for the 2018 Annual Meeting of Stockholders, and must comply with the requirements in the Company's by-laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in its evaluation of the individual being recommended by the stockholder as a nominee for director.

        Potential candidates for the Board will be evaluated by the Nominating/Corporate Governance Committee with reference to the following factors:

  •
  character, judgment, personal and professional ethics, integrity and values;

  •
  business, financial and/or other applicable experience;

  •
  familiarity with national and international issues affecting the Company's business;

  •
  depth of experience, skills and knowledge complementary to the Board and the Company's business; and

  •
  ability and willingness to devote sufficient time to effectively carry out the duties and responsibilities of a director of the Company.

        The Board believes that an important component of a Board is diversity including not only background, skills, experience, and expertise, but also gender, race and culture. To the extent used, search firms retained by the Nominating/Corporate Governance Committee to assist in identifying qualified candidates will be specifically advised to seek diverse candidates from traditional and non-traditional environments, including women and minorities. The Nominating/Corporate Governance Committee may also consider such other relevant factors as it deems appropriate. The Committee will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee. The process for considering candidates recommended by a stockholder for Board membership will be no different than the process for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management.

        The full Board meets at least annually with the Nominating/Corporate Governance Committee to review and discuss the Nominating/Corporate Governance Committee's self-evaluation including its performance as measured against the Charter of the Nominating/Corporate Governance Committee and the continuing effectiveness of its Charter as well as the corporate governance guidelines that it is responsible for developing and recommending to the Board.

Meetings of the Board and Committees

        During 2016 there were five formal meetings of the Board and eleven actions taken by unanimous written consent of the Board, six formal meetings and one action by unanimous written consent of the Audit Committee, two formal meetings and ten actions by unanimous written consent of the Compensation Committee and two formal meetings and one action by unanimous written consent of the

Pension Committee. The Executive Committee met informally from time to time in person and via telephone conference calls to discuss several potential transactions and acted on two matters by unanimous written consent. The Nominating/Corporate Governance Committee had two formal meetings. The Nominating/Corporate Governance Committee also met informally in person and via telephone conference calls from time to time to discuss, among other things, additions to and potential vacancies on the Board and/or Committees of the Board, potential nominee directors for election, various officer appointments and succession planning. All directors participated in all meetings of the Board and the Committees on which they served in 2016. Directors also attended meetings as invited guests of Committees on which they did not serve. This included quarterly telephonic meetings of the Audit Committee during which quarterly results were discussed and quarterly press releases reporting operating results were reviewed and approved.

        Non-management directors of the Company meet in executive session as necessary and following the conclusion of each Board Meeting and each Committee Meeting. Such private meetings are currently presided over by the Chairman of the Board, the Presiding Director, the Chairman of the Committee or by the director who requests the opportunity to meet in executive session.

Risk Oversight

        The Board is actively involved in overseeing risk management for the Company. This oversight is conducted primarily through the Committees of the Board. The Chairman of each committee discusses with the Board such risk management considerations and actions as are deemed necessary and appropriate.

        The Audit Committee reviews the Company's portfolio of risk with management and the Company's independent accountants, discusses with management significant financial risks, the Company's policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor and control financial and other risk exposures. The Audit Committee also reviews the Company's internal system of audit and financial controls and the process for maintaining financial reporting controls with management and the Company's independent accountants. Cyber risk is also reviewed by the Audit Committee.

        The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices in connection with structuring the Company's executive compensation programs and incentive compensation programs for other employees. The Compensation Committee reviews with management whether the compensation programs, including the performance-based incentive plans and the stock option plans described in the section Elements of Compensation Program beginning on page 27, are reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. The Compensation Committee and management have concluded the Company's compensation programs are not reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

        The Nominating and Corporate Governance Committee oversees the policies and practices of management of the Company related to the identification and evaluation of enterprise risk and the development of risk avoidance, mitigation and response strategies through a corporate governance process. The Nominating and Corporate Governance Committee works in consultation with the full Board and management in furtherance of this process, and makes such recommendations to management and to the full Board regarding these matters as the Committee deems to be necessary and appropriate.

        The Pension Committee oversees risk management as it relates to the Company's U.S. pension plan described beginning on page 42. The Pension Committee reviews with management the forecasted liabilities of the U.S. pension plan, the actuarial assumptions used in determining those liabilities, the investments funding those anticipated obligations, the periodic performance of those investments and, as necessary, reviews and recommends revisions to the general investment policies governing the investment of the assets of such pension plan.

Director Compensation for the 2016 Fiscal Year

        The following table contains information relating to compensation of the Company's directors who are not named executive officers. The only director who is also a named executive officer is Mr. Norwitt. His compensation is described in more detail in the "Summary Compensation Table" on page 37 and in the section "Compensation of Named Executive Officers" on page 31. Ms. Reardon is a director of the Company, and also employed by the Company in the role of Senior Advisor. Currently, non-employee director compensation consists solely of an annual retainer fee, committee chairman fees and an annual grant of restricted stock.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)*	Option Awards ($)(3)*	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ronald P. Badie	87,108	140,046	n/a	n/a	n/a	n/a	227,154
Stanley L. Clark	87,108	140,046	n/a	n/a	n/a	n/a	227,154
David P. Falck	84,048	140,046	n/a	n/a	n/a	n/a	224,094
Edward G. Jepsen	91,108	140,046	n/a	n/a	n/a	n/a	231,154
Randall D. Ledford	79,257	140,046	n/a	n/a	n/a	n/a	219,303
Andrew E. Lietz(7)	34,405	0	n/a	n/a	n/a	n/a	34,405
Martin H. Loeffler	177,774	140,046	n/a	n/a	n/a	n/a	317,820
John R. Lord	87,108	140,046	n/a	n/a	n/a	n/a	227,154
Diana G. Reardon	0	0	0	0	88,700	368,140	456,840

(1)
The Director's Deferred Compensation Plan allows each non-employee director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Currently, each non-employee director has elected to receive fees in cash as earned. The aggregate number of shares issuable to each of the directors pursuant to this plan as of December 31, 2016 is represented in the table marked with an asterisk below.

(2)
The grant date fair value of the 2,415 shares of restricted stock granted to each of Messrs. Badie, Clark, Falck, Jepsen, Ledford, Loeffler and Lord on May 26, 2016 was $140,046 computed in accordance with FASB ASC Topic 718. At December 31, 2016, the aggregate number of outstanding restricted stock awards for each of Messrs. Badie, Clark, Falck, Jepsen, Ledford, Loeffler and Lord was 2,415 restricted shares and is represented in the table marked with an asterisk below. Each award vests in full on the earlier of: the first anniversary of the date of the grant or the day immediately prior to the date of the next regular annual shareholder meeting. Unless the date of the Annual Meeting is postponed, which is not currently expected, the restricted stock awards granted to each of the directors on May 26, 2016 will become fully vested on May 17, 2017.

(3)
Since 2012, our directors have not received option awards. As of December 31, 2016, the aggregate number of stock awards and the aggregate number of option awards outstanding is represented in the table marked with an asterisk below.

(4)
The Company does not have a non-equity incentive plan compensation program applicable to its non-employee directors.

(5)
The Company does not have a pension plan program applicable to its non-employee directors. Directors who are current or former employees participate in the the Company's Pension Plan (described beginning on page 42) as employees. Messrs. Loeffler and Jepsen participated in the Pension Plan during their prior employment with the Company. Upon retirement, their pension benefits were fixed, and they are no longer accruing any additional benefits under the Pension Plan. Ms. Reardon is a current employee of the Company and participates in the Pension Plan, although her benefits were frozen effective December 31, 2006. At the time her benefits were frozen, Ms. Reardon had 17.5 years of credited service with respect to her Section of the Pension Plan and the SERP. Notwithstanding that her benefits are frozen, the value of the frozen benefits fluctuates as related actuarial assumptions change. Accordingly in 2016, there was an increase in value of her benefit under the Pension Plan of $47,700 and under the SERP of $41,000. The total present value of her benefit under the Pension Plan is $703,700 and under the SERP is $674,200. Ms. Reardon meets the age and service requirements for early retirement under the section of the Plan in which she participates. If Ms. Reardon were to have elected early retirement as of December 31, 2016, she could have elected to receive her accrued benefit starting at age 65 or a reduced benefit commencing as of her retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at her normal retirement date ($5,365 per month payable from the Plan and $5,104 per month payable from the SERP), reduced by 1/180th for each of the first

  60 months and by 1/360th for each of the months more than 60 by which Ms. Reardon's hypothetical early retirement date precedes her normal retirement date (i.e. 89 months). Using this formula, Ms. Reardon's early retirement benefit if she had elected early retirement as of December 31, 2016 would have been $3,144 per month payable from the Plan and $2,991 per month payable from the SERP.

(6)
The Company does not have any other compensation programs for its non-employee directors nor did it provide any other benefits which could be deemed to be compensation for service in a director role. As Senior Advisor, in 2016 Ms. Reardon had a base annual salary of $335,000, a 401(k) Company match of $13,250, a DC SERP Company contribution of $16,691 and a Group Life contribution of $3,199. The nature of these compensation elements, as they relate generally to the executive officers and key management employees of the Company, including Ms. Reardon, is described in more detail in the Compensation Discussion and Analysis starting on page 25. In 2017, her base annual salary continues at $335,000 and her other benefits continue unchanged.

*
As of December 31, 2016, for each director who is not a named executive officer, the aggregate number of stock awards, the aggregate number of shares issuable pursuant to the Director's Deferred Compensation Plan and the aggregate number of option awards outstanding is represented in the table below. With respect to Ms. Reardon, her outstanding stock options all relate to compensation received as an employee prior and unrelated to her appointment and service as a director.

	Number of Outstanding Shares of Restricted Stock (12/31/2016)	Number of Shares Issuable Pursuant to Directors' Deferred Compensation Plan (12/31/2016)	Number of Outstanding Stock Options (12/31/2016)
Name			Vested	Unvested

Ronald P. Badie	2,415	19,499	0	0

Stanley L. Clark	2,415	17,142	20,000	0

David P. Falck	2,415	0	n/a	n/a

Edward G. Jepsen	2,415	0	20,000	0

Randall D. Ledford	2,415	0	n/a	n/a

Martin H. Loeffler	2,415	0	20,000	0

John R. Lord	2,415	0	0	0

Diana G. Reardon	0	0	664,000	284,000

(7)
Andrew E. Lietz did not stand for re-election after his term expired at the 2016 Annual Meeting.

        Action will be taken at the Annual Meeting for the election of eight directors. Six are non-employee, independent directors: Messrs. Badie, Clark, Falck, Jepsen, Loeffler and Lord. Two of the directors, Mr. Norwitt and Ms. Reardon, are employees of the Company.

        In January 2016, in connection with its ongoing review of Board compensation, the Nominating/Corporate Governance Committee adopted changes to the fee amounts earned by the directors. These fees were last adjusted in 2012 except for the Chairman's fees, which were last adjusted at the beginning of 2011. In summary, commencing in January 2016, (i) the annual retainer fee was increased from $70,000 per year to $80,000 per year, (ii) the retainer fee for the Chairman of the Board was increased from $150,000 per year to $180,000 per year, (iii) the additional retainer fee for the Audit Committee Chairman was increased from $10,000 per year to $12,000 per year, (iv) the additional retainer fee for chairpersons of the other committees of the Board was increased from $6,000 per year to $8,000 per year; and (v) the value of the annual grants of stock given to the directors was increased from approximately $125,000 to approximately $140,000, which is described in more detail below. Non-employee directors can elect to receive their director fees in cash as earned or defer payment of their fees to a future date with the ultimate payment in cash or Common Stock. All non-employee directors currently receive their director fees in cash as earned quarterly.

        The 2012 Directors Restricted Stock Plan of Amphenol Corporation (the "Directors Restricted Stock Plan") provides annual grants of restricted stock to the non-employee directors on the first business day after each annual meeting of stockholders. On the grant date, each non-employee director will be given shares of Common Stock subject to the restrictions and conditions in the Directors Restricted Stock Plan.

Commencing in 2016, the number of shares granted has been determined by dividing $140,000 by the closing price for the Common Stock on the grant date and rounding up to the next whole share amount. The closing price of the Common Stock on May 26, 2016, the last date on which shares were granted pursuant to the Directors Restricted Stock Plan, was $57.99.

        The Nominating/Corporate Governance Committee of the Board will continue to monitor and make recommendations to the Company and to the Board regarding the annual retainer fee, committee fees and equity compensation elements of the directors' compensation program to ensure that total director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors. The Board recognizes that the equity compensation element of the directors compensation program enables share ownership by directors further aligning their financial interests consistent with their oversight role for the Company.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate directly with members of the Board of Directors c/o Secretary, Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.

Board Member Attendance at Annual Meeting of Stockholders

        In each of the last ten years, more than 85% of outstanding shares of Common Stock have been voted by proxy and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company's Annual Meetings of Stockholders. Accordingly, the Company does not require members of the Board to attend the Annual Meeting of Stockholders. The only then current Board member who attended the 2016 Annual Meeting of Stockholders was Mr. Norwitt, as President and Chief Executive Officer.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Principal Occupation and Other Information
Martin W. Booker Age 58	Vice President of the Company since 2015, and Group General Manager, Industrial Products Group of the Company since 2014. He was general manager of the industrial operations division of the Company from 2000 through 2014. He does not serve on the board of directors of any public company. Mr. Booker has been an employee of the Company for approximately 17 years.
Lance E. D'Amico Age 48

Vice President, Secretary and General Counsel of the Company since 2016. From 2014 through 2016, he was executive vice president, chief administrative officer and general counsel at UTi Worldwide and from 2006 through 2014 he was senior vice president and general counsel at such company. Prior to that he served for six years as general counsel and executive vice president at Element K Corporation. In addition, he was an associate for six years at the law firm of Cravath, Swaine & Moore. He does not serve on the board of directors of any public company. Mr. D'Amico has been an employee of the Company since August 2016.

William J. Doherty Age 58

Vice President since 2016 and Group General Manager Information Communications and Commercial Products Group of the Company since 2017. Group General Manager, IT Communications Products Group of the Company from 2015 through 2016. He was general manager of the high speed products division of the Company from 2012 through 2014 and general manager of the backplane connectors division from 2007 through 2012. Mr. Doherty was employed for approximately three years by the connection systems division of Teradyne, Inc., which was acquired by Amphenol in 2005. He does not serve on the board of directors of any public company. Mr. Doherty has been an employee of the Company or businesses acquired by the Company for approximately 14 years.

Name and Age	Principal Occupation and Other Information
Dietrich Ehrmanntraut Age 57

Vice President since 2017 and Group General Manager, Automotive Products Group of the Company since 2015. From 2014 through 2015, he was Managing Director and COO of AEG Power Solutions. Prior to that, he served in various roles at Yazaki, including as CEO of Yazaki of North America Inc. from 2010 through 2014. He does not serve on the board of directors of any public company. Mr. Ehrmanntraut has been an employee of the Company for approximately two years.

Jean-Luc Gavelle Age 58

Vice President since 2016 and Group General Manager, Global Interconnect Systems Group of the Company since 2014. From 2012 through 2014, he was CEO of the Connection Technologies/Souriau-Sunbank Division of Esterline Corporation. Prior to that he served in various executive roles at Huber+Suhner AG for 13 years, including as COO. He does not serve on the board of directors of any public company. Mr. Gavelle has been an employee of the Company for approximately three years.

Yaobin (Richard) Gu Age 49

Vice President since 2017 and Group General Manager, Mobile Consumer Products Group of the Company since 2016. He was general manager Shanghai Amphenol Airwave Electronics Co. Ltd. from 2012 through 2015 and served in a variety of sales, business development and management roles for that unit from 2004 to 2011. He does not serve on the board of directors of any public company. Mr. Gu has been an employee of the Company for approximately 13 years.

Craig A. Lampo Age 47

Senior Vice President and Chief Financial Officer of the Company since 2015. Mr. Lampo was vice president and controller of the Company from 2004 to 2015. He was treasurer from 2004 through 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from 2002 through 2004. He was an employee of Arthur Andersen LLP from 1993 through 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately 13 years.

Name and Age	Principal Occupation and Other Information
Zachary W. Raley Age 48

Senior Vice President of the Company since 2010 and Group General Manager, Worldwide RF and Microwave Products Group and the Cable Products group of the Company since 2007. Mr. Raley was vice president of the Company from 2007 through 2009. He does not serve on the board of directors of any public company. Mr. Raley has been an employee of the Company for approximately 21 years.

Richard E. Schneider Age 59

Senior Advisor since 2017—no longer an executive officer. Senior Vice President of the Company from 2009 to 2016 and Group General Manager, Amphenol FCI during 2016. Mr. Schneider was senior vice president, market development in 2015. Mr. Schneider was senior vice president and group general manager, IT and Communications Products group of the Company from 2007 through 2014. Mr. Schneider was vice president from 2007 through 2009 and divisional president of Amphenol TCS from 2005 through 2007. Prior thereto, Mr. Schneider was employed for approximately 18 years by the connection systems division of Teradyne, Inc., which was acquired by Amphenol in 2005. He does not serve on the board of directors of any public company. Mr. Schneider has been an employee of the Company or businesses acquired by the Company for approximately 29 years.

David Silverman Age 39

Vice President, Human Resources of the Company since 2014 and senior director, human resources from 2013 through 2014. He was general manager of the Amphenol Alden operating unit from 2010 through 2013. Mr. Silverman was corporate business development manager of the Company from 2007 through 2010. He does not serve on the board of directors of any public company. Mr. Silverman has been an employee of the Company for approximately ten years.

Name and Age	Principal Occupation and Other Information
John Treanor Age 59

Senior Vice President of the Company since 2014 and Group General Manager, Amphenol Sensor Technology Group since 2015. Mr. Treanor was group general manager, automotive and sensor products group of the Company from 2014 through 2015. Mr. Treanor was vice president and group general manager, automotive products group of the Company from 2013 to 2014 and group general manager automotive products group from 2008 to 2012. He does not serve on the board of directors of any public company. Mr. Treanor has been an employee of the Company for approximately eight years.

Luc Walter Age 58

Senior Vice President of the Company since 2004 and Group General Manager, Military and Aerospace Operations Group of the Company since 2016. Mr. Walter was group general manager, international military, aerospace and industrial operations group of the Company from 2004 through 2015. He was director, European military & aerospace operations from 2000 through 2003. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company or its subsidiaries for approximately 33 years.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has undertaken a review of its charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the NYSE. Following that review, the Audit Committee confirmed its Charter and its policies and practices. The Audit Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Audit Committee Charter". In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492.

        The Audit Committee reports as follows:

  1.
  The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2016 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company's quarterly and annual financial statements and for the Company's public reporting process, and with Deloitte & Touche LLP, the Company's independent accountants for 2016, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and its own assessment of the Company's internal control over financial reporting.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by professional auditing standards including, without limitation, those matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in rule 3200T.

  3.
  The Audit Committee has received the letter and written disclosures from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm's independence. The Audit Committee has also determined that Deloitte & Touche LLP's provision of audit and non-audit services to the Company is compatible with that firm's independence.

  4.
  Based on the review and discussions referred to above, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Deloitte & Touche LLP as independent accountants of the Company for fiscal year 2017.

Audit Committee Edward G. Jepsen, Chairman Ronald P. Badie Stanley L. Clark David P. Falck

AUDIT AND NON-AUDIT FEES

        Fees billed to the Company by Deloitte & Touche LLP, our independent auditor, for services rendered in 2016 and 2015 were as follows:

Type of Fees	2016	2015
	($ in thousands)
Audit Fees	$5,487	$4,992
Audit-Related Fees(1)	246	319
Tax Fees(2)	166	30
All Other Fees(3)	10	227

Total	$5,909	$5,568

(1)
"Audit-Related Fees" in 2016 and 2015 primarily consisted of acquisition-related assistance.

(2)
"Tax Fees" in 2016 and 2015 are fees for tax compliance, tax advice and tax planning primarily related to certain international tax matters.

(3)
"All Other Fees" are fees for any services not included in the first three categories and primarily reflect fees related to acquisition-related due diligence. Deloitte & Touche LLP did not perform any work or receive any fees for financial systems design and implementation for the Company in 2016 or 2015.

PRE-APPROVAL OF AUDITOR SERVICES

        The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, audit-related, tax and other non-audit services by the Company's independent accountants. Under these procedures, the Audit Committee has pre-approved the use of the independent accountants for specific types of services. These specific types of services include, but are not limited to, instances where total fees are not expected to exceed $25,000 plus reimbursable expenses in connection with audits, services provided in connection with audits, merger and acquisition due diligence, tax services, internal control reviews and reviews of employee benefit plans. The Audit Committee has elected to delegate pre-approval authority to the Chairman of the Audit Committee. All engagements performed by the Company's independent accountants are to be reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by Deloitte where the estimated cost of such services is expected to exceed $25,000 for any given project must be pre-approved by the Audit Committee or the Chairman of the Audit Committee to ensure compatibility with maintaining the accountants' independence. In 2016, all fees for permitted services were pre-approved in accordance with these policies.

HIRING RESTRICTIONS ON FORMER EMPLOYEES OF AUDITOR

        The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company's independent accountants including any employee or former employee of the Company's independent accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company's financial statements.

 PROPOSAL 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent accountants to examine the financial statements of the Company for the current fiscal year. Deloitte & Touche LLP has acted as independent accountants for the Company since 1997, and the Audit Committee and management have considered and believe it desirable and in the best interests of the Company to continue the engagement of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        If the selection of Deloitte & Touche LLP is not ratified by an affirmative vote of a majority of the shares, present in person or represented by proxy at the Annual Meeting, the Audit Committee will review its future selection of independent accountants in light of that result.

        The Board is asking stockholders to approve the following advisory resolution at the 2017 Annual Meeting:

        RESOLVED, that the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as independent public accountants for the Company for the year 2017 is hereby RATIFIED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION FOR RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

 COMPENSATION DISCUSSION & ANALYSIS

        Overview of Compensation.     The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the stockholders to drive stockholder value through performance. In allocating the Company's resources towards compensation, the Committee strives to ensure that the total compensation paid to executive officers and key management employees is appropriate and reasonable, while, at the same time, capable of attracting, motivating and retaining the executive officers and key management employees of the Company. The Committee endeavors to keep the structure of the Company's compensation programs simple, transparent and broad-based. The Company's core management compensation programs include base salary, an annual performance-based incentive plan payment opportunity, annual stock option awards, insurance benefits and retirement benefits.

        Throughout this Proxy Statement, the Company's Chief Executive Officer and the Chief Financial Officer together with the three other individuals included in the Summary Compensation Table on page 37, are referred to as the "named executive officers". References to "executive officers and key management employees" in this Proxy Statement relate to the approximately 650 management personnel of the Company, including the named executive officers, who participated in the Company's core management compensation programs in 2016.

        The Committee has concluded that its compensation policies and programs are not reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

        Say on Pay.     At the 2016 Annual Meeting, the Company's stockholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting of Stockholders. The proposal received overwhelming support with more than 97% of the shares voted being cast in favor of the proposal. The Board appreciates this show of support, which reaffirms to the Board that the Company's current management compensation policies and programs work to support our stockholders' objectives. The Company believes the philosophy and objectives of its management compensation program, as well as the implementation of the elements of the compensation program, are appropriately geared towards aligning the interests of management with the stockholders to drive stockholder value. No material changes were made to the structure of the Company's core management compensation programs in 2016.

        The Compensation Committee.     The Committee is currently composed of four independent directors. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported to the Board no later than the next subsequent meeting of the full Board following any Committee action.

        The Committee has responsibility, from time to time, but at least annually, to:

  •
  Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

  •
  Complete an annual performance evaluation of itself.

  •
  Review and approve changes as necessary and appropriate to the Company's 2014 Executive Incentive Plan (as defined on page 27), the Company's annual Management Incentive Plan and the Company's Stock Option Plans as described beginning on pages 27 and 30, respectively.

  •
  Review and approve the goals relevant to compensation for, and evaluate the performance of, the Company's Chief Executive Officer and determine and approve, as deemed necessary and appropriate, any changes in compensation including the level of his base salary, performance-based incentive plan target, performance-based incentive plan payments and/or option awards. Approve any performance based incentive plan payments and/or any option awards to the Company's Chief Executive Officer.

  •
  Review and approve recommendations from the Company's Chief Executive Officer related to the performance-based incentive plan awards and stock option awards and other related matters for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries.

  •
  Review and approve recommendations from the Company's Chief Executive Officer related to specific adjustments to individual base salary and incentive plan targets and allocations for all executives reporting directly to the Chief Executive Officer and the other top 20 paid executives of the Company based on annual base salary for employees of the Company and its subsidiaries.

  •
  Review and approve the Compensation Committee Report for inclusion in the Company's annual Proxy Statement.

        Role of Compensation Consultant in Compensation Decisions.     From time to time, the Committee has retained Meridian Compensation Partners, LLC ("Meridian"), an independent compensation consultant, to advise it on executive and board compensation matters. Meridian reports directly to the Committee and the Committee has sole authority to negotiate the terms of service, including all fees paid to Meridian. In 2016, Meridian was asked by the Committee to provide general advice and a report on executive compensation trends. Meridian does not make any decisions relating to the creation or implementation of compensation policies or programs. The Committee and Meridian both evaluated Meridian's independence in 2016 and concluded that Meridian is independent of the Company.

        Role of Executive Officers in Compensation Decisions.     In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers (other than the Chief Executive Officer) and key management employees and prospective senior management employees, the Committee considers the recommendations of certain executive officers of the Company. Mr. Norwitt is particularly involved. Mr. Norwitt and certain executive officers of the Company review the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. As part of this process general compensation surveys are considered. These surveys are generally comprised of widely available information which is generally accessible for purchase or provided without charge to the Company in exchange for participation in the survey. The Company's human resources department, including the Vice President, Human Resources, provides data, information and feedback based on its general knowledge of compensation inside and outside of the Company. The accounting department and legal department, including the executive officers in those departments, also compile and analyze data and share this with Mr. Norwitt. The recommendations of these executive officers, including Mr. Norwitt, regarding any salary adjustments, annual performance-based incentive plan payments and annual option award amounts based on individual and operating unit performance, are presented to the Committee. The Committee exercises its discretion in modifying and approving any such recommendations. The Committee's compensation actions are then submitted to the full Board for ratification and approval. Mr. Norwitt consults with the Committee on essentially all compensation matters but does not participate in the determination of his own compensation.

        Mr. Norwitt does not vote on any compensation matters considered by the Committee. However, he is available to the Committee as an additional resource to respond to questions and discuss individual and operating unit performance, as well as related compensation matters. The Committee also meets informally from time to time and in executive session following each meeting to discuss compensation matters without Company employees present.

         Philosophy and Objectives of Compensation Program.     The Committee continues to strive to develop, refine and implement a complete and straightforward compensation program that helps to attract, motivate and retain the executive officers and key management employees, and that remains competitive with comparable companies. The program is designed to promote decision making geared to increasing stockholder value by rewarding executive officers and key management employees who contribute to stockholder value. The Committee believes that to further these objectives, executive compensation packages should include both cash and equity-based compensation as well as reasonable benefits.

        Elements of Compensation Program.     The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward recent performance and equity-based awards encourage key management employees, including the named executive officers, to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level sufficient to drive an appropriate amount of focus on the long-term performance of the Company. The compensation program for all executive officers and key management employees, including the named executive officers, includes the following elements:

  •
  Base Salary

  •
  Performance-Based Incentive Plans

  •
  Stock Option Plans

  •
  Insurance Benefits

  •
  Retirement Benefits

        Base Salary.     The Company establishes base salary to provide fixed income at approximately the median level for executives of comparable companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer's or key management employee's responsibilities. Position, geography and economic and market conditions are also considered, particularly with respect to retention. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed and typically adjusted annually. Salary levels are also typically reviewed and may be adjusted in connection with a change in job responsibilities.

        Performance-Based Incentive Plans.     Executive officers and key management employees, including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and from time-to-time certain key employees of newly acquired companies who had or have their own incentive plans), were eligible to receive payments pursuant to The 2016 Management Incentive Plan (the "2016 Management Incentive Plan"). The 2016 Management Incentive Plan is an executive bonus plan designed to fall within the parameters of The 2014 Amphenol Executive Incentive Plan (the "2014 Executive Incentive Plan") approved by the stockholders at the 2014 Annual Meeting of Stockholders. The Committee has reviewed and approved the 2017 Management Incentive Plan (the "2017 Management Incentive Plan") with terms that are substantially the same as the 2016 Management Incentive Plan. The 2017 Management Incentive Plan, the 2016 Management Incentive Plan, and the 2014 Executive Incentive Plan, are collectively hereinafter referred to as the "incentive plan". Target payments under the incentive plan when added to fixed base salary are intended to generate total annual cash compensation for participating Company employees that the Company believes is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees in comparable positions at other companies with comparable performance.

        Incentive plan payments, when made, have historically totaled in the aggregate less than 2% of the annual consolidated operating income for the Company. There were approximately 390 participants in the 2016 Management Incentive Plan. Approximately 310 participants were paid approximately $15.2 million representing approximately 1.2% of the Company's consolidated operating income for 2016. Approximately 80 participants received no incentive plan payment for 2016 performance. There are currently approximately 410 participants in the 2017 Management Incentive Plan who, at achievement of 100% of 2017 performance targets and goals, would be paid an aggregate of approximately $15.5 million.

        Payments under the incentive plan, if any, are intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee has the authority to change performance targets each year and to select among different performance criteria.

        The incentive plan provides participants with a cash bonus opportunity if certain individual, operating unit and/or Company goals are achieved. A "responsibility unit" in the discussion below refers to the group or business unit for which the employee has management responsibility or to which he or she is assigned. For executive officers and key management employees with global headquarters roles (i.e., Company-wide responsibilities), the Company is considered the responsibility unit. For the other named executive officers, Messrs. Raley, Schneider and Walter, the group over which each served as Group General Manager in 2016 is considered the responsibility unit.

        The incentive plan is intended to reward participants upon the achievement of the goals for their respective responsibility unit, with discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if a threshold performance level is not achieved, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold performance requirement. As a general rule, the threshold performance requirement for consideration of any incentive plan payment for employees with Company-wide responsibilities is year-over-year growth in Company EPS and for other employees is year-over-year growth in the operating income of their respective responsibility units.

        Incentive plan payment amounts are calculated by multiplying three factors together: (i) a participant's annual base salary, (ii) a participant's incentive plan target percentage and (iii) a participant's incentive plan multiplier.

        Incentive plan target percentages for each participant are established at the beginning of each year, occasionally subject to adjustment mid-year. Incentive plan target percentages for all participants in the 2016 Management Incentive Plan ranged from 5% to 110% of annual base salary.

        The incentive plan multiplier is determined for each participant after the end of each year by analyzing a number of quantitative factors, subject to qualitative adjustment, as discussed in more detail below. The maximum incentive plan multiplier any recipient may be awarded is 200%. The incentive plan does not guarantee any minimum incentive plan multiplier to any participant. For 2016, participants received incentive plan multipliers ranging from 0% to 200%.

        A participant's incentive plan multiplier is based primarily on responsibility unit performance against quantitative measures established at the beginning of each year. In addition, consideration is given, when appropriate, to certain qualitative factors to pass the test of reasonableness and consistency. The quantitative portion of the incentive plan multiplier is contingent upon the Company's achievement and/or the applicable responsibility unit's achievement of performance targets and/or goals. These targets and/or goals may vary from year to year and may include revenue growth, operating income growth, operating cash flow, return on investment, return on sales, organic growth and/or contribution to EPS growth. Actual performance against these criteria is measured against both year-over-year growth and/or the current year target.

        The Company continues to believe that the key drivers to generating stockholder value are revenue growth, operating income growth and EPS growth. In 2016 the quantitative performance criteria for (i) participants with Company-wide responsibilities was primarily based on Company revenue and EPS growth in 2016 over 2015 and (ii) other participants was primarily based on responsibility unit revenue and operating income growth in 2016 over 2015 and actual performance in 2016 as compared to 2016 budget. Revenue growth and operating income growth are calculated in local currency for executive officers and key management employees with responsibility units outside the United States. In 2016, the quantitative analysis of the incentive plan multiplier with respect to all participants in the plan was calculated by considering various data and information relating to the participant's responsibility unit.

        The specific targets to be achieved by Messrs. Norwitt and Mr. Lampo to attain a 100% quantitative portion of the incentive plan multiplier under the incentive plan in 2016 were (i) Company revenue growth of at least 8%, and (ii) Company EPS growth of at least 14%. To achieve a 200% quantitative portion of the incentive plan multiplier under the incentive plan in 2016 would have required Company revenue growth and Company EPS growth of at least two and one half times the levels required for a 100% quantitative portion of the incentive plan multiplier. In calculating the incentive plan multiplier, Company EPS growth and Company revenue growth are given equal weighting. The specific targets to be achieved by Messrs. Raley, Schneider and Walter to attain a 100% incentive plan multiplier under the 2016 incentive plan were (i) responsibility unit revenue growth of at least 8% and (ii) responsibility unit operating income growth of at least 14%.

        In addition, the incentive plan multiplier is adjusted up or down based on responsibility unit achievement to responsibility unit budget. To achieve a 200% quantitative portion of the incentive plan multiplier under the incentive plan in 2016 required responsibility unit revenue growth and responsibility unit operating income growth of at least two and one half times the levels required for a 100% quantitative portion of the incentive plan multiplier. In calculating the incentive plan multiplier, responsibility unit operating income growth and responsibility unit revenue growth are given equal weighting. If there is no operating income growth or EPS growth, as applicable, the impact to the incentive plan multiplier is at the discretion of the Committee, but generally has resulted in an incentive plan multiplier of 0%. For purposes of making all calculations for incentive plan purposes using these ranges, responsibility unit operating income is adjusted for other expenses recorded below operating income and for certain amortization expense.

        Once the quantitative portion of the incentive plan multiplier is established, management and/or the Committee, as applicable, consider various qualitative factors and may adjust the incentive plan multiplier accordingly. The qualitative analysis is designed to ensure that a participant is rewarded for responsibility unit performance and individual performance, but also to provide a means to ensure the awards are fair and meet the other goals of the Committee in determining executive compensation. The qualitative portion of the incentive plan allows for adjustment to the multiple for the following factors: return on sales, return on investment, achievement of budgeted targets, whether operating margins of the responsibility unit are above or below the average of the Company, balance sheet management including cash flow, new market/new product positioning, operating unit and group contribution to total Company performance, an individual's efforts to ensure collaboration within the Company, an individual's achievement of performance targets and/or goals, other specific individual objectives impacting Company performance, customer satisfaction, cost reductions and productivity improvement or if unusual and unanticipated market conditions materially impact the Company's or a responsibility unit's growth and/or performance, industry performance, acquisition activity and other special situations (e.g. the participant is new in a position). The Committee may also adjust the multiple of any or all participants in consideration of (i) whether the payout to all MIP participants as a percentage of Company operating income falls within the historical parameters discussed above, (ii) how the current year incentive plan multiplier compares with the prior year, (iii) reasonableness and consistency, and (iv) internal pay equity. In 2016, the aggregated qualitative adjustment with respect to all participants in the incentive plan was an increase of approximately 5.1% of the total amount calculated pursuant to the quantitative measures. No qualitative adjustment was made for Messrs. Norwitt or Lampo.

        In 2017 the quantitative performance criteria for (i) participants with Company-wide responsibilities, including Messrs. Norwitt and Lampo, will be primarily based on Company revenue and EPS growth in 2017 over 2016 and (ii) other participants will be primarily based on responsibility unit revenue and operating income growth in 2017 over 2016 and actual performance in 2017 as compared to 2017 budget.

        Stock Option Plans.    Granting stock options serves to maintain the alignment of the interests of the Company's executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term growth and profitability of the Company. The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). All currently outstanding employee stock option grants have a five-year vesting period, with 20% vesting each year. The Committee believes this extended vesting schedule helps retain executive officers and key management employees and encourages them to make decisions geared towards long-term growth. Assuming the minimum service requirements have been satisfied, vesting would be immediately accelerated upon death, or under certain circumstances, disability (as defined in the plans). The Committee has discretion to allow continued vesting of unvested options following termination of employment due to retirement at age 65 or older with at least five years of employment with the Company or following termination of employment due to retirement at age 55 or older with at least ten years of employment with the Company. With respect to anyone who is not a direct report of the Chief Executive Officer, the discretion to continue vesting has been delegated to the Chief Executive Officer. Vesting stops under most other termination situations. The potential for continued vesting incentivizes the executives to look after the long-term health of the Company. The total expense for options granted each year is typically in the range of 3% to 5% of the Company's annual budgeted consolidated operating income for such year.

        The Committee has authorized the Company to issue stock options to executive officers, key management employees and other key employees pursuant to approved stock options plans. In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company's then current stock price and the estimated Black-Scholes valuation for option grants. The Committee also considers information regarding the total amount of options available, an individual's base salary, the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals.

        Employee stock options are granted at fair market value at the time of the award, i.e., the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. The Committee has historically made annual awards of stock options in the second quarter of each year. Newly hired or promoted executive officers or key management employees have on occasion received an award of stock options at or near the date of appointment. The Committee does not grant stock options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date.

        All stock option recipients must enter into a Stock Option Agreement and a Management Stockholder's Agreement with the Company which set forth the terms and conditions and limitations applicable to any shares purchased pursuant to options granted.

        Insurance Benefits.     Each executive officer and key management employee (including the named executive officers) is offered the same health and life insurance benefits as other employees working at the same location. The Company also makes a contribution to group term life insurance on behalf of substantially all U.S.-based salaried employees (including the named executive officers) on the same terms and conditions as similarly situated U.S. based salaried employees for which the Company is required to impute compensation for amounts in excess of $50,000 net of employee payments, see table of "All Other Compensation" under footnote (4) on page 38. Key management employees outside of the U.S. participate in the same insurance programs on the same terms and conditions as similarly situated salaried employees.

        Retirement Benefits.     U.S.-based salaried employees (including the named executive officers) may participate in the Company's Pension Plan, Supplemental Employee Retirement Plan (the "SERP"), a non-qualified supplemental defined contribution program (the "DC SERP") and in the Company's 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP, the DC SERP and 401(k) programs, and each named executive officer's participation, see "Pensions and Deferred Compensation" beginning on page 42. As certain of the retirement programs are unfunded, i.e. the SERP and the DC SERP, the Company's executives are incentivized to look after the long-term health of the Company. Key management employees outside of the U.S. participate in the same retirement programs on the same terms and conditions as similarly situated salaried employees.

        Perquisites.     Mr. Norwitt was provided with car and driver services in 2016. Mr. Norwitt continues to receive car and driver services in 2017.

Compensation of Named Executive Officers

        Company Performance —When reviewing compensation, the Committee reviewed the Company's 2016 financial results. The Company's 2016 financial results have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), and reported in the consolidated financial statements included in the Company's 2016 Annual Report on Form 10-K. In addition to reviewing relevant GAAP financial measures, the Committee considered non-GAAP measures which it believes are also relevant in gauging year-over-year performance. Thus, adjusted operating income, adjusted diluted EPS and adjusted operating margins were considered by the Committee.1 In 2016, Company revenue increased over 2015 levels by 13%, adjusted diluted EPS increased over 2015 levels by 12%, and adjusted operating margins were 19.8%, down only slightly from the 19.9% adjusted operating margins achieved in 2015 despite the January 2016 acquisition of FCI Asia Pte Ltd, which historically had significantly lower margins than the Company.

        Pay Mix —Compensation programs for the named executive officers emphasize at-risk, performance-based elements geared to encourage management to generate stockholder value, namely stock options and incentive plan compensation linked to goals that encourage growth in revenue, operating income and/or EPS. Fixed compensation elements, such as base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment.

        For the Company's Chief Executive Officer, fixed compensation elements including salary, change in pension value and "all other compensation" comprised approximately 16% of his total 2016 compensation.

        (1) Explanation of Non-GAAP Financial Measures—adjusted net income, adjusted operating income, adjusted diluted EPS and adjusted operating margin.    For 2016, adjusted net income, adjusted operating income, adjusted diluted EPS and adjusted operating margin exclude acquisition-related expenses of $36.6 million ($33.1 million after tax), or $0.11 per share, primarily relating to the FCI and other 2016 acquisitions, including external transaction costs, amortization related to the value associated with acquired backlog and restructuring charges. For 2015, adjusted net income, adjusted operating income, adjusted diluted EPS and adjusted operating margin exclude acquisition-related expenses of $5.7 million ($5.7 million after tax), or $0.02 per share, relating to acquisitions announced and closed in 2015. See Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations to the Company's 2016 Annual Report on Form 10-K for further details.

His at-risk compensation linked to increasing stockholder value comprised approximately 84% of his total 2016 compensation. These at-risk elements include stock options granted at market price which only increase in value if the Company's share price increases after the grant date. The value ascribed to the options for purposes of calculating percentages in this paragraph is the grant date fair value calculated in accordance with ASC Topic 718, as further described in footnote (1) to the Summary Compensation Table on page 37. The other at-risk compensation is incentive-plan compensation which historically has required year-over-year EPS growth before any amount is paid in addition to other considerations designed to motivate the Chief Executive Officer to generate stockholder value, and rewards the Chief Executive Officer when Company revenues and EPS grow. For the Company's other named executive officers as a group, fixed compensation elements comprised approximately 25% of total 2016 compensation while at-risk compensation comprised approximately 75% of total 2016 compensation.

        CEO Compensation —Mr. Norwitt's annual base salary at the beginning of 2017 was increased by approximately 3% from $1,061,000 to $1,093,000. Mr. Norwitt's incentive plan target percentage pursuant to the 2017 Management Incentive Plan was increased from 110% to 125%. In its deliberations about whether and how to adjust these two elements of Mr. Norwitt's compensation, the Compensation Committee considered the Company's increased revenue, operating income, headcount, number of facilities, as well as the increasing complexity of the Company's business. The Compensation Committee also considered the annual base salary and target bonus percentages of chief executive officers of similarly-sized companies in the electronics manufacturing industry. The Committee determined that it was appropriate to increase Mr. Norwitt's annual base salary by approximately 3%, from $1,061,000 to $1,093,000 in line with the average inflationary increase generally given to other salaried employees of the Company in the United States, while continuing to emphasize performance-based compensation. His actual potential 2017 Management Incentive Plan payment will range from 0% to 250% of his base salary.

        Consistent with the methodology for calculating incentive plan payments described in "Performance-Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Norwitt is the product of his 2016 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. In 2016, the Company achieved revenue growth of 13% and adjusted diluted EPS growth of 12%.

        Based on calculations made using the ranges provided above, the quantitative portion of Mr. Norwitt's incentive plan multiplier in 2016 was calculated to be 120%. His incentive plan payment pursuant to the 2016 Management Incentive Plan was $1,400,520, representing a product of his 2016 base salary of $1,061,000 multiplied by his incentive plan target percentage of 110%, multiplied by his incentive plan multiplier of 120%. This was approximately 132% of his 2016 base salary as compared to a maximum possible payout under the 2016 Management Incentive Plan of 220% of his 2016 base salary.

        In May 2016, Mr. Norwitt was awarded 650,000 options pursuant to the 2009 Option Plan with an exercise price of $57.99. The option award reflects the Board's confidence in his leadership. The award is also designed to further align Mr. Norwitt's interest with the Company's stockholders to generate long-term stockholder value.

        In 2016, Mr. Norwitt was provided with car and driver services. These services allow him to work more efficiently and facilitate his ability to communicate with the Company's global organization. The Company expenses associated with this car and driver were $18,400. The imputed value of compensation for group term life insurance provided to Mr. Norwitt in 2016 in excess of $50,000, net of employee payments, was $3,510. The Company continues to provide Mr. Norwitt with car and driver services and to contribute to his group term life insurance in 2017.

        Mr. Norwitt continues to participate in the pension plan, but his benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 42. Notwithstanding that Mr. Norwitt's pension plan benefits have been frozen, there was a change in his pension value because of changes in actuarial assumptions in 2016 as compared to 2015. In 2016, Mr. Norwitt received a 401(k) match of $13,250 and the Company made notational contributions to a non-qualified supplemental defined contribution plan, or "DC SERP", on behalf of Mr. Norwitt in 2016 of $90,785. Mr. Norwitt continues to participate in the 401(k) Plan and the DC SERP in 2017.

        Other Named Executive Officers' Compensation.     For each of the other named executive officers, in determining incentive plan payments and stock option awards for 2016, and base salary and incentive plan multiplier adjustments for 2017, the Committee considered each executive's performance against goals and objectives. In the case of Mr. Lampo, the Committee evaluated the overall performance of the Company and his contributions to that performance. In the case of Messrs. Raley, Schneider and Walter, the Committee evaluated their contributions to the performance and results of the group over which each served as Group General Manager.

        Mr. Lampo.     In January 2017, Mr. Lampo's annual base salary was increased by approximately 5.5% from $450,000 to $475,000. This increase reflects his ongoing development in the Chief Financial Officer role he assumed in July 2015.

        Consistent with the methodology for calculating incentive plan payments described in "Performance-Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Lampo is the product of his 2016 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. In 2016, the Company achieved revenue growth of 13% and adjusted diluted EPS growth of 12%.

        Based on calculations made using the ranges provided above, the quantitative portion of Mr. Lampo's incentive plan multiplier in 2016 was calculated to be 120%. His incentive plan payment pursuant to the 2016 Management Incentive Plan was $270,000, representing a product of his 2016 base salary of $450,000 multiplied by his incentive plan target percentage of 50%, multiplied by his incentive plan multiplier of 120%. This was approximately 60% of his base salary as compared to a maximum possible payout under the 2016 Management Incentive Plan of 100% of his base salary.

        Mr. Lampo's incentive plan target percentage pursuant to the 2017 Management Incentive Plan has been increased from 50% to 60% of his base annual salary in 2017 to further emphasize performance-based compensation. His actual potential 2017 Management Incentive Plan payment will range from 0% to 120% of his base annual salary.

        In May 2016, Mr. Lampo was awarded 180,000 options pursuant to the 2009 Option Plan with an exercise price of $57.99.

        The imputed value of compensation for group term life insurance provided to Mr. Lampo in 2016 in excess of $50,000, net of employee payments, was $1,523. In 2017, the Company continues to contribute to Mr. Lampo's group term life insurance. Mr. Lampo continues to participate in the pension plan, but his benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 42. In 2016, Mr. Lampo received a 401(k) match of $13,250 and the Company made notational contributions to the DC SERP on behalf of Mr. Lampo in 2016 of $15,544. He also continues to participate in the 401(k) plan and the DC SERP in 2017.

        Mr. Raley.     In January 2017, Mr. Raley's annual base salary was increased by 4% from $500,000 to $520,000 to reflect the increasing size and complexity of his group.

        Based on calculations made using the ranges provided above, the quantitative and qualitative portion of Mr. Raley's incentive plan multiplier in 2016 was calculated to be 200%. His incentive plan payment pursuant to the 2016 Management Incentive Plan was $600,000, representing the product of his 2016 base salary of $500,000 multiplied by his incentive plan target percentage of 60%, multiplied by his incentive plan multiplier of 200%. This was 120% of his 2016 base salary, which is the maximum possible payout to Mr. Raley under the 2016 Management Incentive Plan.

        Mr. Raley's incentive plan target percentage pursuant to the 2017 Management Incentive Plan has been increased from 60% to 65% of his base annual salary for 2017. His actual potential 2017 Management Incentive Plan payment could therefore range from 0% to 130% of his base annual salary. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Raley's group.

        In May 2016, Mr. Raley was awarded 152,000 options pursuant to the 2009 Option Plan with an exercise price of $57.99.

        The imputed value of compensation for group term life insurance provided to Mr. Raley in 2016 in excess of $50,000, net of employee payments, was $1,710. The Company continues to contribute to Mr. Raley's group term life insurance in 2017. Mr. Raley continues to participate in the pension plan but his benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 42. In 2016, Mr. Raley received a 401(k) match of $13,143 and the Company made notational contributions to the DC SERP on behalf of Mr. Raley in 2016 of $25,573. He also continues to participate in the 401(k) plan and the DC SERP in 2017.

        Mr. Schneider.     In January 2017, Mr. Schneider's annual base salary was decreased by approximately 50% from $490,000 to $250,000, to reflect the change in his responsibilities as he transitioned from an operating role as Senior Vice President, Group General Manager Amphenol FCI, to his new role as Senior Advisor.

        Based on calculations made using the ranges provided above, the quantitative and qualitative portion of Mr. Schneider's incentive plan multiplier in 2016 was calculated to be 200%. His incentive plan payment pursuant to the 2016 Management Incentive Plan was $588,000, representing the product of his 2016 base salary of $490,000 multiplied by his incentive plan target percentage of 60%, multiplied by his incentive plan multiplier of 200%. This was 120% of his 2016 base salary, which is the maximum possible payout to Mr. Schneider under the 2016 Management Incentive Plan.

        In conjunction with the change in his responsibilities described above, Mr. Schneider's incentive plan target percentage pursuant to the 2017 Management Incentive Plan was decreased from 60% to 30% of his base annual salary for 2017. His actual potential 2017 Management Incentive Plan payment could therefore range from 0% to 60% of his base annual salary.

        In May 2016, Mr. Schneider was awarded 152,000 options pursuant to the 2009 Option Plan with an exercise price of $57.99.

        The imputed value of compensation for group term life insurance provided to Mr. Schneider in 2016 in excess of $50,000, net of employee payments, was $4,792. The Company continues to contribute to Mr. Schneider's group term life insurance in 2017. In 2016, Mr. Schneider received a 401(k) match of $12,553 and the Company made notational contributions to the DC SERP on behalf of Mr. Schneider in 2016 of $18,450. He also continues to participate in the 401(k) plan and the DC SERP in 2017. Mr. Schneider does not participate in any Company pension plan.

        Mr. Walter.     In January 2017, Mr. Walter's annual base salary was increased by approximately 3.5%, from $560,000 to $580,000, in line with the average inflationary increase generally given to other salaried employees of the Company in the United States.

        Based on calculations made using the ranges provided above, the quantitative and qualitative portion of Mr. Walter's incentive plan multiplier in 2016 was calculated to be 100%. In particular, the Committee gave consideration to Mr. Walter's outstanding handling of certain regulatory issues faced by our Military Aerospace Group in 2016. His incentive plan payment pursuant to the 2016 Management Incentive Plan was $364,000, representing the product of his 2016 base salary of $560,000 multiplied by his incentive plan target percentage of 65%, multiplied by his incentive plan multiplier of 100%. This was approximately 65% of his 2016 base salary, as compared to a maximum possible payout under the 2016 Management Incentive Plan of 130% of his 2016 base salary.

        Mr. Walter's incentive plan target percentage pursuant to the 2017 Management Incentive Plan remains at 65% of his base annual salary in 2016. His actual potential 2017 Management Incentive Plan payment could therefore range from 0% to 130% of his base annual salary. This variable, at-risk compensation is designed to incentivize performance in line with the core goal of increasing revenue and operating income growth within Mr. Walter's group.

        In May 2016, Mr. Walter was awarded 162,000 options pursuant to the 2009 Option Plan with an exercise price of $57.99.

        The imputed value of compensation for group term life insurance provided to Mr. Walter in 2016 in excess of $50,000, net of employee benefits, was $5,521. In 2017, the Company continues to contribute to Mr. Walter's group term life insurance. Mr. Walter continues to participate in the pension plan but his benefits under such plan have been frozen as described in the Pension Plan Background commencing on page 42. In 2016, Mr. Walter received a 401(k) match of $13,250 and the Company made notational contributions to the DC SERP on behalf of Mr. Walter in 2016 of $31,130. Mr. Walter continues to participate in the 401(k) plan and the DC SERP in 2017.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of four directors who are independent directors as defined under the NYSE Listing Standards and the Company's Governance Principles. The Compensation Committee has undertaken a review of its Charter, practices and procedures. A copy of the current Compensation Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Compensation Committee Charter".

        The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion & Analysis be included in this 2017 Proxy Statement.

Compensation Committee John R. Lord, Chairman Stanley L. Clark David P. Falck Randall D. Ledford

Compensation Committee Interlocks and Insider Participation

        During 2016, Messrs. Clark, Falck, Ledford and Lord served on the Compensation Committee. None of Messrs. Clark, Falck, Ledford or Lord is or formerly was an employee or officer of the Company. Mr. Norwitt and Ms. Reardon are the only current officers or employees of the Company who served on the Board during 2016. Mr. Norwitt and Ms. Reardon do not serve on the board of directors of any other company (other than non-public subsidiaries of the Company).

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation provided by the Company to the named executive officers for 2014, 2015 and 2016, except in the case of Mr. Lampo who was not a named executive officer in 2014. When setting total compensation for each of the named executive officers, the Compensation Committee considers total current compensation, including equity and non-equity based compensation, for all executive officers of the Company, including the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(2)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

R.A. Norwitt	2016	1,061,000	0	n/a	4,810,000	1,400,520	7,700	125,945	7,405,165
President & CEO	2015	1,030,000	0	n/a	5,076,000	1,019,700	0	152,991	7,278,691
	2014	1,000,000	0	n/a	5,172,000	1,540,000	27,500	117,815	7,857,315

C.A. Lampo	2016	450,000	0	n/a	1,332,000	270,000	2,400	30,317	2,084,717
Senior Vice President & CFO	2015	342,500	0	n/a	1,269,000	125,888	0	24,758	1,762,146

Z. W. Raley	2016	500,000	0	n/a	1,124,800	600,000	20,000	40,426	2,285,226
Senior Vice President	2015	485,000	0	n/a	1,184,400	276,450	0	43,567	1,989,417
	2014	471,000	0	n/a	1,206,800	353,250	0	30,640	2,061,690

R. Schneider	2016	490,000	0	n/a	1,124,800	588,000	0	35,795	2,238,595
Senior Vice President	2015	400,000	0	n/a	761,400	144,000	0	40,258	1,345,658
	2014	475,000	0	n/a	1,206,800	327,750	0	17,644	2,027,194

L. Walter	2016	560,000	0	n/a	1,198,800	364,000	41,500	49,901	2,214,201
Senior Vice President	2015	480,828	0	n/a	1,184,400	340,167	0	53,642	2,059,037
	2014	513,845	0	n/a	1,206,800	560,365	137,400	32,763	2,451,173

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in the fiscal years ended December 31, 2016, 2015 and 2014. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock-Based Compensation and Note 5—Equity; Stock-Based Compensation; Stock Options to the Company's 2016 Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts in this column do not correspond to the actual value that may be recognized by the named executive officers when any such option awards are actually exercised.

(2)
The non-equity incentive plan compensation for 2016, 2015 and 2014 was paid in January 2017, 2016 and 2015, respectively.

(3)
In 2006, the Company amended its Pension Plan for Employees of Amphenol Corporation (the "Pension Plan") by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan (the "DC SERP") for those same individuals. Beginning in 2007, Messrs. Norwitt, Lampo, Raley and Walter are no longer accruing any additional benefits under the Pension Plan. Notwithstanding that their pension benefits were frozen effective December 31, 2006, the value of the frozen benefits fluctuates as related actuarial assumptions change. The Company's discount rate is used to calculate the value of retirement benefits. The discount rate is derived from a yield curve of high quality corporate bonds. A higher discount rate produces a lower value of future retirement benefits than does a lower discount rate. Moreover, each year each executive is one year closer to retirement age. Between December 31, 2015 and December 31, 2016, the discount rate fell by 18 basis points. In 2016, there was an increase in pension values for Messrs. Norwitt, Lampo, Raley and Walter of $7,700, $2,400, $20,000 and $41,500, respectively, because of changes in actuarial assumptions in 2016 as compared to 2015. In 2015 there was a decrease in pension values for Messrs. Norwitt, Lampo, Raley and Walter of $5,500, $1,700, $13,700 and $13,000, respectively, because of changes in actuarial assumptions in 2015 as compared to 2014. From the end of year 2014 to the end of year 2015, interest rates on corporate bonds increased slightly. As a result, the discount rate for 2015 is higher than that used for 2014. Rather than report a negative number for 2015 in this column of the table for Messrs. Norwitt, Lampo, Raley and Walter, a change of $0 is reported. The increase in pension value in 2016, and decrease in pension value in 2015, for each of Messrs. Norwitt, Lampo, Raley and Walter represents the increase, and decrease respectively, in the actuarial present value of their respective benefits under the Pension Plan using the interest rate and mortality assumptions consistent with those used in Note 7—Benefit Plans and Other Postretirement Benefits to the financial statements included in the Company's 2016 Annual Report on Form 10-K. Employer contributions to the 401(k) Plan and DC SERP are included as compensation under the "All Other Compensation" column. Mr. Schneider does not participate in the Pension Plan, but does participate in the 401(k) Plan and DC SERP.

(4)
"All Other Compensation" consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in Excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	401(k) Company Contribution ($)	DC SERP Company Contribution ($)	Total ($)

R.A. Norwitt	2016	3,510	18,400	13,250	90,785	125,945
	2015	3,510	20,981	13,250	115,250	152,991
	2014	3,510	20,881	13,000	80,425	117,815

C.A. Lampo	2016	1,523	0	13,250	15,544	30,317
	2015	1,140	0	13,250	10,368	24,758

Z.W. Raley	2016	1,710	0	13,143	25,573	40,426
	2015	1,654	0	13,250	28,663	43,567
	2014	1,606	0	13,000	16,034	30,640

R. Schneider	2016	4,792	0	12,553	18,450	35,795
	2015	3,870	0	13,250	23,138	40,258
	2014	4,644	0	13,000	0	17,644

L. Walter	2016	5,521	0	13,250	31,130	49,901
	2015	4,432	0	13,250	35,960	53,642
	2014	4,293	0	13,000	15,470	32,763

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct certain compensation paid to the principal executive officer and the three next most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1 million per year. However, certain performance-based compensation is not subject to such limitation. The Company's 2014 Executive Incentive Plan is a performance-based compensation plan and is designed and is intended to qualify for such performance-based deductibility exception.

        The Board intends, to the extent practicable, to preserve deductibility of compensation paid to the Company's named executive officers while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment. The Board does not believe, however, that it would be in the best interests of the Company or its stockholders to restrict the Compensation Committee's discretion and flexibility to design compensation plans and arrangements that may result in non-deductible compensation expenses.

Employment Agreements

        In conjunction with accepting each stock option award, all option award recipients, including each of the named executive officers, becomes party to a management stockholder's agreement with the Company which contemplates, among other things, that a terminated employee may be paid, at the Company's discretion, fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.

        Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated, the Company is obligated to pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination, provided that no severance payment will be made to Mr. Walter if he voluntarily terminates his employment or if he is terminated for cause.

        Except as set forth above, none of the named executive officers are parties to any employment agreements with the Company.

Stock Option Plans

        The employee stock option plan is administered by the Compensation Committee of the Board. The Compensation Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award. While options remain outstanding under the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, as amended, (the "2000 Option Plan"), the only plan pursuant to which employees currently may be granted stock options is The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, as amended (the "2009 Option Plan"). The 2009 Option Plan was approved by stockholders at the 2009 Annual Meeting and its amendment was approved by stockholders at the 2014 Annual Meeting. The terms of the 2009 Option Plan and the terms of the 2000 Option Plan are substantially identical. These plans provide that only non-qualified options as defined in Section 422 of the Internal Revenue Code and purchase stock as defined in the option plans may be granted. No options can be granted at less than the fair market value of the Company's Common Stock on the date of the grant. The Company is not able to grant any restricted stock awards, stock appreciation rights, dividend equivalent rights, performance units, performance shares or any other stock-based grants other than non-qualified options and purchase stock under the option plans, and stockholder approval is required for any material amendments. Option awards vest in equal annual installments over a five-year period and have a ten-year term. In the event of a death or disability (as defined in the plans), assuming the minimum service requirements have been satisfied, a participant will immediately vest in all outstanding options. The Committee has discretion to allow continued vesting of unvested options following termination of employment due to retirement at age 65 or older with at least five years of employment with the Company or following termination of employment due to retirement at age 55 or older with at least ten years of employment with the Company. Vesting stops under most other termination situations.

        A total of 7,138,450 options were granted under the 2009 Option Plan in May 2016 at an exercise price of $57.99 to 596 employees of the Company including the named executive officers. An aggregate of 422,000 options at exercise prices ranging from $45.49 to $64.86 were also granted under the 2009 Option Plan at other times in 2016 to other employees. The 2009 Option Plan limits the number of options that may be granted to any one participant to not more than 6,000,000 options.

        Of the 58,000,000 shares of Common Stock reserved for issuance pursuant to the 2009 Option Plan, 12,123,770 shares are available for future option grants as of April 3, 2017.

        The exercise prices of the 31,059,506 options outstanding as of April 3, 2017 under the 2009 Option Plan range from $16.01 to $64.86. The exercise prices of the 266,050 options outstanding as of April 3, 2017 under the 2000 Option Plan range from $17.28 to $22.98. On April 3, 2017, the market value per share of Common Stock was $70.29 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape.)

        If stockholders approve the 2017 Stock Option Plan (see Proposal 5 on page 53—Ratify and Approve the 2017 Stock Option Plan), no further options will be granted under the 2009 Option Plan.

Repricing of Options/Granting of SARs

        During the last fiscal year, the Company did not reprice any options nor did it grant any SARs. The Company's 2000 Option Plan and the 2009 Option Plan do not provide for the granting of SARs or any other stock-based grants.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2016

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #

R.A. Norwitt	1/28/16	0	1,167,100	2,334,200	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/16	n/a	n/a	n/a	n/a	n/a	n/a	n/a	650,000	57.99	4,810,000

C.A. Lampo	1/28/16	0	225,000	450,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/16	n/a	n/a	n/a	n/a	n/a	n/a	n/a	180,000	57.99	1,332,000

Z.W. Raley	1/28/16	0	300,000	600,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/16	n/a	n/a	n/a	n/a	n/a	n/a	n/a	152,000	57.99	1,124,800

R. Schneider	1/28/16	0	294,000	588,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/16	n/a	n/a	n/a	n/a	n/a	n/a	n/a	152,000	57.99	1,124,800

L. Walter.	1/28/16	0	364,000	728,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/16	n/a	n/a	n/a	n/a	n/a	n/a	n/a	162,000	57.99	1,198,800

(1)
The amounts in the columns under the title Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the possible payouts under the Company's 2016 Management Incentive Plan. The 2016 Management Incentive Plan is a single-year plan with a single-year performance measure that became final and effective when approved by the Company's Board of Directors in January 2016 and terminated December 31, 2016. This plan is described in more detail in Performance-Based Incentive Plans on page 27. The non-equity incentive plan compensation for 2016 for all plan participants including the named executive officers was paid in January 2017. Amounts actually paid to the named executive officers are indicated in the Summary Compensation Table on page 37.

(2)
The amounts in the column titled Full Grant Date Fair Value reflect the full grant date fair value of the option awards granted on May 26, 2016 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock-Based Compensation and Note 5—Equity; Stock-Based Compensation; Stock Options to the Company's 2016 Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts reflected in this column do not correspond to the actual value that may be recognized by the named executive officers when these options are actually exercised.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

Name	Option Awards(1)						Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

R.A. Norwitt	620,000	0		n/a	21.50	May 26, 2020	n/a	n/a	n/a	n/a
	590,000	0		n/a	26.74	May 25, 2021	n/a	n/a	n/a	n/a
	528,000	132,000	(3)	n/a	26.63	May 23, 2022	n/a	n/a	n/a	n/a
	336,000	224,000	(4)	n/a	39.00	May 22, 2023	n/a	n/a	n/a	n/a
	240,000	360,000	(5)	n/a	47.72	May 21, 2024	n/a	n/a	n/a	n/a
	120,000	480,000	(6)	n/a	57.97	May 20, 2025	n/a	n/a	n/a	n/a
	0	650,000	(7)	n/a	57.99	May 25, 2026	n/a	n/a	n/a	n/a

C.A. Lampo	70,000	0		n/a	21.50	May 26, 2020	n/a	n/a	n/a	n/a
	66,000	0		n/a	26.74	May 25, 2021	n/a	n/a	n/a	n/a
	60,800	15,200	(3)	n/a	26.63	May 23, 2022	n/a	n/a	n/a	n/a
	39,600	26,400	(4)	n/a	39.00	May 22, 2023	n/a	n/a	n/a	n/a
	28,800	43,200	(5)	n/a	47.72	May 21, 2024	n/a	n/a	n/a	n/a
	30,000	120,000	(6)	n/a	57.97	May 20, 2025	n/a	n/a	n/a	n/a
	0	180,000	(7)	n/a	57.99	May 25, 2026	n/a	n/a	n/a	n/a

Z.W. Raley	144,000	0			21.50	May 26, 2020	n/a	n/a	n/a	n/a
	136,000	0		n/a	26.74	May 25, 2021	n/a	n/a	n/a	n/a
	121,600	30,400	(3)	n/a	26.63	May 23, 2022	n/a	n/a	n/a	n/a
	78,000	52,000	(4)	n/a	39.00	May 22, 2023	n/a	n/a	n/a	n/a
	56,000	84,000	(5)	n/a	47.72	May 21, 2024	n/a	n/a	n/a	n/a
	28,000	112,000	(6)	n/a	57.97	May 20, 2025	n/a	n/a	n/a	n/a
	0	152,000	(7)	n/a	57.99	May 25, 2026	n/a	n/a	n/a	n/a

R. Schneider	0	30,400	(3)	n/a	26.63	May 23, 2022	n/a	n/a	n/a	n/a
	78,000	52,000	(4)	n/a	39.00	May 22, 2023	n/a	n/a	n/a	n/a
	56,000	84,000	(5)	n/a	47.72	May 21, 2024	n/a	n/a	n/a	n/a
	18,000	72,000	(6)	n/a	57.97	May 20, 2025	n/a	n/a	n/a	n/a
	0	152,000	(7)	n/a	57.99	May 25, 2026	n/a	n/a	n/a	n/a

L. Walter	0	30,400	(3)	n/a	26.63	May 23, 2022	n/a	n/a	n/a	n/a
	0	52,000	(4)	n/a	39.00	May 22, 2023	n/a	n/a	n/a	n/a
	56,000	84,000	(5)	n/a	47.72	May 21, 2024	n/a	n/a	n/a	n/a
	28,000	112,000	(6)	n/a	57.97	May 20, 2025	n/a	n/a	n/a	n/a
	0	162,000	(7)	n/a	57.99	May 25, 2026	n/a	n/a	n/a	n/a

(1)
All options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions.

(2)
No stock awards are contemplated or provided for under the Company's stock option plans or any other employee plan administered by the Company.

(3)
Of this unvested portion of stock options, 100% is scheduled to vest on May 24, 2017.

(4)
Of this unvested portion of stock options, 50% is scheduled to vest on each of May 23, 2017 and May 23, 2018.

(5)
Of this unvested portion of stock options, 33% is scheduled to vest on each of May 22, 2017, May 22, 2018 and May 22, 2019.

(6)
Of this unvested portion of stock options, 25% is scheduled to vest on each of May 21, 2017, May 21, 2018, May 21, 2019 and May 21, 2020.

(7)
Of this unvested portion of stock options, 20% is scheduled to vest on each of May 26, 2017, May 26, 2018, May 26, 2019, May 26, 2020 and May 26, 2021.

 OPTION EXERCISES AND STOCK VESTED FOR THE 2016 FISCAL YEAR

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

R.A. Norwitt	1,160,000	50,325,822	n/a	n/a
C.A. Lampo	134,000	5,600,177	n/a	n/a
Z.W. Raley	0	0	n/a	n/a
R. Schneider	144,000	4,864,681	n/a	n/a
L. Walter	196,800	6,110,880	n/a	n/a

(1)
No employee stock awards are contemplated or provided for under the Company's employee stock option plans or any other employee plan administered by the Company.

PENSIONS AND DEFERRED COMPENSATION

Pension Plan

        Pension Plan Background.     Prior to 1998, the Company and its U.S. subsidiaries maintained eight separate defined benefit pension plans covering substantially all employees of Amphenol Corporation and its U.S. subsidiaries. Effective December 31, 1997, these pension plans were merged into the Pension Plan for Employees of Amphenol Corporation (the "Plan"). The prior formulas for calculating pension benefits for employees from different operations were retained in different sections of the Plan.

        Section 415 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $210,000, in 2016, and $215,000 in 2017. Section 401(a)(17) of the Internal Revenue Code currently limits the amount of compensation taken into account under a tax-qualified plan to $265,000 in 2016 and $270,000 in 2017. These limitations continue to be subject to future adjustment. The Company sponsors a supplemental employee retirement plan (the "SERP") which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Internal Revenue Code limitations described above. Final average pensionable compensation under the SERP, however, is limited to 3.33 times the Section 401(a)(17) limitation beginning with 2007 pensionable compensation ($500,000 for years before 2007).

        In 2006, the Company amended the Plan by freezing accruals effective December 31, 2006 for personnel with less extensive service (referred to herein as the "non-grandfathered participants"). Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for these non-grandfathered participants. Prior to 2007, the Company did not make any contributions to the Amphenol 401(k) Plan and the Company did not have a related non-qualified supplemental defined contribution plan.

        Mr. Schneider does not participate in the Plan. The other named executive officers, as well as Ms. Reardon, participate in the Plan as non-grandfathered participants. Non-employee directors do not participate in the Plan, although Messrs. Loeffler and Jepsen participated in the Plan during their prior employment with the Company.

        Grandfathered participants will continue to accrue incremental benefits under the Plan and the related SERP and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions. Additional benefit accruals for non-grandfathered participants in the Plan ceased effective January 1, 2007. The Plan freeze for non-grandfathered participants, including Messrs. Norwitt, Lampo, Raley and Walter, as well as Ms. Reardon, does not affect any retirement benefit earned by such non-grandfathered participants under the Plan prior to January 1, 2007.

        The Company has a policy that prohibits granting extra years of credited service under the Plan.

         General Provisions of the Plan.     The normal retirement date under the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of either five or ten years of service, however, a participant's normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants).

        For non-grandfathered participants, retirement benefits are calculated based on final average pensionable compensation, which for the section of the Plan in which Mr. Norwitt participated, this equals his average annual total compensation, excluding bonuses and incentive plan payments, during the three years prior to the Plan being frozen Messrs. Lampo, Raley and Walter were in a different section of the Plan under which final average pensionable compensation equals the average annual compensation, including bonuses and incentive payments, during the five years immediately prior to the Plan being frozen.

        For the section of the Plan in which Mr. Norwitt participated, the annual normal retirement benefit is equal to the greater of: (i) 1.1% of the participant's final average pensionable compensation multiplied by the participant's years of credited service or (ii) 1.8% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 30.

        For the section of the Plan in which Messrs. Lampo, Raley and Walter participated, the annual normal retirement is equal to 2% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 less 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25.

        Mr. Walter's Retirement Benefit Assuming He Elects Early Retirement.     Mr. Walter meets the age and service requirements for early retirement under his section of the Plan. If Mr. Walter were to have elected early retirement as of December 31, 2016, he could have elected to receive his accrued benefit starting at age 65 or a reduced benefit commencing as of his retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at his normal retirement date ($2,449 per month payable from the Plan and $2,788 per month payable from the SERP), reduced by 1/180th for each of the first 60 months and by 1/360th for each of the months more than 60 by which Mr. Walter's hypothetical early retirement date precedes his normal retirement date (i.e. 77 months). Using this formula, Mr. Walter's early retirement benefit if he had elected early retirement as of December 31, 2016 would have been $1,517 per month payable from the Plan and $1,726 per month payable from the SERP.

Pension Benefits for the 2016 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

R.A. Norwitt(3)	Pension Plan for Employees of Amphenol Corporation	3.0	70,900	0

	Amphenol Corporation Supplemental Employee Retirement Plan	3.0	24,000	0

C. A. Lampo	Pension Plan for Employees of Amphenol Corporation	1.0	28,300	0

	Amphenol Corporation Supplemental Employee Retirement Plan	1.0	0	0

L. Walter(4)	Pension Plan for Employees of Amphenol Corporation	8.0	314,300	0

	Amphenol Corporation Supplemental Employee Retirement Plan	8.0	360,100	0

Z. Raley	Pension Plan for Employees of Amphenol Corporation	7.0	186,200	0

	Amphenol Corporation Supplemental Employee Retirement Plan	7.0	60,900	0

R. Schneider(5)	n/a	n/a	n/a	n/a

(1)
Computed as of December 31, 2016 the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2016 financial statements. Credited service was frozen as of December 31, 2006 for Messrs. Norwitt, Lampo, Raley and Walter.

(2)
Computed as of December 31, 2016, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2016 financial statements. Calculation of present value reflects FASB ASC Topic 715, "Compensation Retirement Benefits", expense assumptions described in Note 7—Benefit Plans and Other Postretirement Benefits to the Company's 2016 Annual Report on Form 10-K.

(3)
Although Mr. Norwitt had been employed with the Company or its subsidiaries for eight years as of December 31, 2006 when his credited service was frozen, he has only 3.0 years of credited service in the Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although Mr. Walter had been employed with the Company or its subsidiaries for approximately 23 years when his credited service was frozen, he has only 8.0 years of credited service in the Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

(5)
Mr. Schneider is not a participant in a Company pension plan.

        Pension Plan and 401(k) Plan.     Prior to December 31, 2006, with the exception of Mr. Schneider, none of the named executive officers participated in a non-qualified defined contribution or other deferred compensation plan pursuant to which the Company made contributions. Since prior to December 31, 2006, Mr. Schneider has participated in the Amphenol (TCS) 401(k) Plan that matches 100% of up to 5% of his covered earnings to this plan.

        Prior to December 31, 2006, all salaried personnel of Amphenol Corporation and its subsidiaries which participated in the Plan, including Messrs. Norwitt, Lampo, Raley and Walter, had a retirement income program consisting of: (i) eligibility to participate in the Plan and (ii) the Company's qualified 401(k) savings plan, for which the Company did not make any contributions (the "Amphenol 401(k) Plan").

        In 2006, the Company amended this retirement income program by freezing accruals under the Plan effective December 31, 2006 for non-grandfathered participants and simultaneously implementing employer contributions to the Amphenol 401(k) Plan for non-grandfathered participants.

        As part of these changes to the retirement income program, commencing January 1, 2007, non-grandfathered participants, including Messrs. Norwitt, Lampo, Raley and Walter, and most employees who were not participants in the Pension Plan as of December 31, 2006, are provided a Company contribution to their Amphenol 401(k) Plan accounts equal to 2% of their covered earnings. No employee contribution is required for this 2% Company contribution. Covered earnings include base salary and incentive plan compensation. In addition, the Company matches 100% of the non-grandfathered employee's first 3% contribution of their covered earnings to his or her Amphenol 401(k) Plan account, including the accounts of Messrs. Norwitt, Lampo, Raley and Walter.

        Pursuant to both the Amphenol 401(k) Plan and the Amphenol (TCS) 401(k) Plan, during the first four years of a participant's employment with the Company, the employer allocation vests 25% per year for each year of service. After four full years of employment with the Company, the employer allocation is fully vested historically and on a going forward basis. Each of Messrs. Norwitt, Lampo, Raley, Schneider and Walter are fully vested in all employer allocations.

        The Company also sponsors a non-qualified supplemental defined contribution plan (the "DC SERP") effective January 1, 2007 for selected non-grandfathered participants in the Amphenol 401(k) Plan and the Amphenol (TCS) 401(k) Plan. Messrs. Norwitt, Lampo, Raley, Schneider and Walter participate in the DC SERP. Participants in the DC SERP are credited with a 5% employer allocation on compensation in excess of the Internal Revenue Code Section 401(a)(17) limit. Messrs. Norwitt, Lampo, Raley, Schneider and Walter are also permitted to defer up to 5% of their estimated compensation in excess of the Internal Revenue Code Section 401(a)(17) limit to a DC SERP account. A participant's election to defer compensation is made prior to the beginning of each year, and is binding for the applicable year. The participant concurrently selects the timing of the distribution of their deferred compensation. Distributions may occur upon termination of employment (which could include retirement, death or disability) or upon a specified future date while still employed (an "in-service distribution"), as elected by the participant. Each years' deferrals may have a separate distribution election. When the executive is a "key employee" for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment will not occur until after six months following termination of employment. The named executive officers would be key employees for this purpose. Compensation deferred by participants and any matching contributions made by the Company are credited to a bookkeeping account that represents the Company's unsecured obligation to repay the participant in the future. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options. Participants can change hypothetical investment options at their discretion, except that so-called "round-trip" transactions (i.e., trading from one fund to another, and then back to the original fund within 30-days) are not permitted. Eligible compensation permitted to be deferred under the DC SERP program includes base salary and non-equity incentive plan compensation.

Nonqualified Deferred Compensation for the 2016 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)(4)

R.A. Norwitt	90,780	90,785	210,504	0	1,687,149
C.A. Lampo	10,368	15,544	10,487	0	107,833
Z. Raley	28,662	25,573	67,326	0	474,507
R. Schneider	23,138	18,450	15,869	0	156,086
L. Walter	0	31,130	4,397	(33,642)	72,884

(1)
The amounts in the column titled "Registrant Contributions in Last Fiscal Year" reflect the Company's allocation to the DC SERP for the benefit of Messrs. Norwitt, Lampo, Raley, Schneider and Walter, respectively, and are included in the amounts in the table "All Other Compensation" under footnote (4) on page 38 and in the Summary Compensation Table on page 37.

(2)
The amounts in the column titled "Aggregate Earnings in Last Fiscal Year" reflect the notational earnings of Messrs. Norwitt, Lampo, Raley, Schneider and Walter in the DC SERP determined by tracking the increase in value in the bookkeeping account of the hypothetical investment options selected by each of Messrs. Norwitt, Lampo, Raley, Schneider and Walter for current year and prior year deferred and matching contributions. The notational earnings or losses in this column are not included in the Summary Compensation Table on page 37 because such notational earnings or losses relate to the increase or decrease in value of compensation the individual elected to defer and such increase or decrease is based on market rates that are determined by reference to mutual funds.

(3)
Mr. Walter had a pre-scheduled distribution on January 15, 2016.

(4)
The amounts in the column titled "Aggregate Balance at Last Fiscal Year-End" reflect the notational amounts in each named executive officer's DC SERP as of the last day of the 2016 fiscal year. The following table indicates the portion of the Aggregate Balance that was reported as compensation as a DC SERP Company contribution reflected in the "All Other Compensation" column in the Summary Compensation Table in the Company's prior year proxy statements since the DC SERP was initiated in January 2007 or would have been reported had the executive been a named executive officer in those years. Any prior distributions, including the distribution from the DC SERP made to Mr. Walter in 2016, have not been subtracted from the amounts below.

Name	Amounts That Were Reported As Compensation in Prior Year Proxy Statements ($)
R.A. Norwitt	545,006
C.A. Lampo	27,908
Z. Raley	139,995
R Schneider	23,138
L. Walter	165,844

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 48-50. The amounts shown assume that such termination was effective as of December 31, 2016, and thus include amounts earned through such time and are estimates of the amounts which could have been paid out to the named executive officers in connection with their termination. The actual amounts to be paid out can only be determined in the event of and at the time of such executive's separation from the Company.

        Payments Made Upon Termination.     Regardless of the manner in which a named executive officer's employment is terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts might include:

  •
  unused vacation pay;

  •
  amounts accrued and vested through the Company's retirement plans;

  •
  statutory entitlements; and

  •
  non-equity incentive compensation relating to the fiscal year.

        Payments Made Upon Retirement.     The Board has the discretion to decide if options awarded will continue to vest following normal retirement at age 65 with at least five years of employment with the Company or upon early retirement at or after age 55 with more than 10 years of employment with the Company. None of the named executive officers is currently eligible for normal retirement. Mr. Walter is eligible for early retirement with more than 10 years of employment with the Company. The disclosure in the tables on pages 48-50 for normal retirement and for early retirement assumes that the named executive officers were eligible to retire and that the Board has exercised its discretion to continue vesting of all unvested options.

        Payments Made Upon Involuntary Not for Cause Termination.     In the event of involuntary not for cause termination of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, the Board has the discretion to decide if options awarded that are not vested at the time of such termination shall vest and the terms of such vesting. The disclosure in the tables below for involuntary not for cause termination assumes that the Board has exercised its discretion to continue vesting of all such options.

        Payments Made Upon a Change in Control.     Immediately prior to a change in control, all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable at the discretion of the Board. A change in control is deemed to occur if there is a sale of all or substantially all of the assets of the Company or there is an acquisition of more than 80% of the Common Stock of the Company by a person or group. The disclosure in the tables below relating to Involuntary for Good Reason Termination (Change-in-control) assumes that the Board has exercised its discretion to cause all shares to vest.

        Payments Made Upon Death or Disability.     In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, he or she will receive benefits and/or payments under the Company funded disability plan and/or group term life insurance plan, as appropriate. In the event of death or disability as defined in the Company's Option Plans, assuming the minimum service requirements have been satisfied, he or she will also immediately vest in all outstanding options. The disclosure in the tables below appropriately reflects that the minimum service requirements for all named executive officers have been satisfied.

        Health Care Benefits.     The Company does not currently offer any of the named executive officers any enhanced health care benefits on termination for any reason.

R. Adam Norwitt Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	1,400,520	1,400,520	1,400,520	1,400,520	0	1,400,520	1,400,520	1,400,520
Pay for covenant not to compete(2)	1,061,000	1,061,000	1,061,000	1,061,000	1,061,000	1,061,000	1,061,000	0
Company funded disability(3)	0	0	0	0	0	0	530,500	0
Vesting of stock options(4)	0	29,101,740	29,101,740	29,101,740	0	29,101,740	29,101,740	29,101,740

(1)
This is the amount actually paid to Mr. Norwitt in January 2017 pursuant to the 2016 Management Incentive Plan. Assuming a termination event as of December 31, 2016, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Norwitt's annual base salary at December 31, 2016 was $1,061,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $530,500 is based on Mr. Norwitt's annual base salary at December 31, 2016 and assumes the maximum possible amount is paid, i.e. 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2016 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $67.20 on December 31, 2016.

Craig A. Lampo Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	270,000	270,000	270,000	270,000	0	270,000	270,000	270,000
Pay for covenant not to compete(2)	450,000	450,000	450,000	450,000	450,000	450,000	450,000	0
Company funded disability(3)	0	0	0	0	0	0	225,000	0
Vesting of stock options(4)	0	4,968,080	4,968,080	4,968,080	0	4,968,080	4,968,080	4,968,080

(1)
This is the amount actually paid to Mr. Lampo in January 2017 pursuant to the 2016 Management Incentive Plan. Assuming a termination event as of December 31, 2016, this amount would have only been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Lampo's annual base salary at December 31, 2016 was $450,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $225,000 is based on Mr. Lampo's 2016 end of year base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2016 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $67.20 on December 31, 2016.

Zachary W. Raley Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	600,000	600,000	600,000	600,000	0	600,000	600,000	600,000
Pay for covenant not to compete(2)	500,000	500,000	500,000	500,000	500,000	500,000	500,000	0
Company funded disability(3)	0	0	0	0	0	0	250,000	0
Vesting of stock options(4)	0	6,769,728	6,769,728	6,769,728	0	6,769,728	6,769,728	6,769,728

(1)
This is the amount actually paid to Mr. Raley in January 2017 pursuant to the 2016 Management Incentive Plan. Assuming a termination event as of December 31, 2016, this amount would have only been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Raley's annual base salary at December 31, 2016 was $500,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $250,000 is based on Mr. Raley's December 31, 2016 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2016 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $67.20 on December 31, 2016.

Richard Schneider Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	588,000	588,000	588,000	588,000	0	588,000	588,000	588,000
Pay for covenant not to compete(2)	490,000	490,000	490,000	490,000	490,000	490,000	490,000	0
Company funded disability(3)	0	0	0	0	0	0	245,000	0
Vesting of stock options(4)	0	6,400,528	6,400,528	6,400,528	0	6,400,528	6,400,528	6,400,528

(1)
This is the amount actually paid to Mr. Schneider in January 2017 pursuant to the 2016 Management Incentive Plan. Assuming a termination event as of December 31, 2016, this amount would have only been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Schneider's annual base salary at December 31, 2016 was $490,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $245,000 is based on Mr. Schneider's December 31, 2016 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2016 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $67.20 on December 31, 2016.

Luc Walter Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment(1)	0	0	0	560,000	0	560,000	0	0
Incentive plan compensation(2)	364,000	364,000	364,000	364,000	0	364,000	364,000	364,000
Pay for covenant not to compete(3)	560,000	560,000	560,000	560,000	560,000	560,000	560,000	0
Company funded disability(4)	0	0	0	0	0	0	280,000	0
Vesting of stock options(5)	0	6,861,828	6,861,828	6,861,828	0	6,861,828	6,861,828	6,861,828

(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance payment equal to base compensation paid in the last twelve months.

(2)
This is the amount actually paid to Mr. Walter in January 2017 pursuant to the 2016 Management Incentive Plan. Assuming a termination event as of December 31, 2016, this amount would have only been paid upon approval by the Compensation Committee.

(3)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Walter's annual base salary at December 31, 2016 was $560,000. Payments are made in the form of salary continuation.

(4)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $280,000 is based on Mr. Walter's December 31, 2016 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(5)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2016 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $67.20 on December 31, 2016.

PROPOSAL 3. ADVISORY VOTE ON
COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board is asking stockholders to approve the following advisory resolution at the 2017 Annual Meeting:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

        The Board recommends a vote FOR this resolution because it believes that the compensation policies and practices of the Company described in the Compensation Discussion and Analysis have been and continue to be effective in helping to achieve the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executive officers' long-term interests with those of the stockholders and motivating the executive officers to remain with the Company for long and productive careers.

        Stockholders are urged to read the Compensation Discussion and Analysis beginning on page 25 of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 37 through 50 which provide detailed information on the Company's compensation policies and practices and the compensation of the Company's named executive officers.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company's executive compensation program on an ongoing basis. The Board favors a policy of providing for annual say-on-pay advisory votes. It is anticipated the next say-on-pay advisory vote will occur at the Company's 2018 Annual Meeting of Stockholders.

        At the 2016 Annual Meeting of Stockholders, the Company's stockholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for that meeting. The Company's stockholders overwhelmingly approved the proposal with more than 97% of the shares voted being cast in favor of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY
RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

 PROPOSAL 4. ADVISORY VOTE ON FREQUENCY OF
FUTURE ADVISORY VOTES ON
COMPENSATION OF NAMED EXECUTIVE OFFICERS

        As described in Proposal 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal 4 affords our stockholders the opportunity to cast an advisory vote on how often we should include an "advisory vote on compensation of named executive officers" or "say-on-pay" vote in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Under this Proposal 4, stockholders may vote to have the say-on-pay vote conducted every year, every two years, or every three years.

        The stockholders voted on a similar proposal in 2011 with the majority voting to hold the say-on-pay vote every year. As an advisory vote, this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future decisions regarding the frequence of a say-on-pay vote.

        Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The Board is recommending that the stockholders should vote for holding the advisory vote on compensation of named executive officers every one year. The Board believes this has become the predominant practice among similarly situated public companies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR CONDUCTING
FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
EVERY YEAR

PROPOSAL 5. RATIFY AND APPROVE THE
2017 STOCK OPTION PLAN

        Management believes the Company's current and former stock option plans are a critical driver of the Company's success by creating a simple alignment between our management team and our shareholders. The Company is seeking stockholder approval of the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2017 Stock Option Plan"). The 2017 Stock Option Plan will become effective on the day of the 2017 Annual Meeting of the Company's Stockholders, assuming approval of this proposal by the stockholders.

        In May 2009, stockholders approved the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2009 Stock Option Plan"). The 2009 Stock Option Plan provided for the issuance of up to 32,000,000 shares (giving effect to the Company's 2 for 1 stock split effective October 1, 2014) of the Company's Common Stock. In 2014, the 2009 Stock Option Plan was amended by the Board by the First Amended 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Amended 2009 Stock Option Plan) and ratified and approved by the stockholders to increase the number of shares available for issuance under the plan by 26,000,000 (giving effect to the Company's 2 for 1 stock split effective October 1, 2014) to an aggregate total of 58,000,0000 shares.

        There are currently 12,123,770 shares reserved for issuance under the Amended 2009 Stock Option Plan. In accordance with custom, the Company expects to make annual grants of stock options to approximately 600 employees on the date immediately following the 2017 Annual Meeting. The Company has decided to approach our stockholders for approval of a new stock option plan because of the importance we place on having options available as a compensation tool.

        In April 2017, the Board of Directors, subject to stockholder approval, authorized and approved the 2017 Stock Option Plan as the successor to the 2009 Stock Option Plan and the Amended 2009 Stock Option Plan and the other prior employee equity incentive plans of the Company (collectively, the "Prior Plans"). If the 2017 Stock Option Plan is approved by the stockholders, the Company will not grant any future options under the Prior Plans, however, the terms and conditions of the Prior Plans will continue to govern any outstanding options thereunder. If the stockholders do not approve the 2017 Stock Option Plan, the 2017 Stock Option Plan will not become effective.

        The purpose of the 2017 Stock Option Plan, like the 2009 Stock Option Plan, is to enable key employees of the Company and its subsidiaries to obtain or to increase a proprietary interest in the Company. It is also intended to continue to attract and retain outstanding employees and to continue to maintain and promote a closer and stronger identity of interests between key employees of the Company and its subsidiaries, on the one hand, and stockholders, on the other hand.

Stockholder Approval Requirement

        Stockholder approval of the 2017 Stock Option Plan is necessary in order for the Company to (1) meet the stockholder approval requirements of the New York Stock Exchange on which shares of Common Stock are traded and (2) be able to take tax deductions without regard to the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for certain compensation resulting from options intended to qualify as performance-based compensation under Section 162(m).

        If the 2017 Stock Option Plan is not approved by the Company's stockholders, the 2017 Stock Option Plan will not become effective and the Company may continue to grant options under the Prior Plans, subject to the terms, conditions and limitations of the Prior Plans, using the shares available for issuance thereunder.

Summary of the 2017 Stock Option Plan

        The following description of the 2017 Stock Option Plan is qualified in its entirety by reference to the full text of the 2017 Stock Option Plan, which is attached hereto as Annex A.

General

  •
  30,000,000 overall share limit

  •
  Ten year term

  •
  All employee options when granted by the Company over the last 15 years have scheduled vesting over a five-year period, 20% per year

  •
  Does not provide for the grant of restricted stock, RSUs or other forms of equity compensation

  •
  Exercise price will not be less than 100% of the fair market value on the grant date

Eligibility and Administration

        The Company's employees, consultants and directors will be eligible to receive options under the 2017 Stock Option Plan. As of April 3, 2017, there are approximately 600 employees, out of a total Company headcount of approximately 60,000, who would have been eligible for options under the 2017 Stock Option Plan had it been in effect on such date. Historically, the Company has not granted options to consultants. When directors have been awarded options, they were granted pursuant to a plan unique to the directors. Our directors have not received option awards since 2012.

        The 2017 Stock Option Plan will be administered by the Board, which may delegate its duties and responsibilities to committees of the Company's directors or officers (referred to collectively as the "plan administrator" below), subject to certain limitations that may be imposed under applicable laws, including Section 16 of the Exchange Act, and stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2017 Stock Option Plan, subject to its express terms and conditions. The plan administrator will also have the authority to determine which eligible service providers receive options, grant options and set the terms and conditions of all options under the 2017 Stock Option Plan, subject to the conditions and limitations in the 2017 Stock Option Plan.

Shares Available for Options

        The 2017 Stock Option Plan authorizes the issuance of 30,000,000 shares of Common Stock

        The number of shares authorized for issuance under the 2017 Stock Option Plan may be adjusted for changes in the Company's capitalization and certain corporate transactions, as described below under the heading "Certain Transactions."

        If an option under the 2017 Stock Option Plan expires, lapses or is terminated, surrendered, canceled without having been fully exercised or forfeited, any unused shares subject to the option will again be available for grants under the 2017 Stock Option Plan.

        Options granted under the 2017 Stock Option Plan in substitution for any options granted by an entity before the entity's merger or consolidation with the Company (or any of its subsidiaries) or the Company's (or any subsidiary's) acquisition of the entity's property or stock will not reduce the shares available for grant under the 2017 Stock Option Plan.

Individual Option Limits

        The maximum aggregate number of shares of Common Stock with respect to which one or more options may be granted under the 2017 Stock Option Plan to any one person during any fiscal year is 1,500,000 shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below and shall be multiplied by two (2) with respect to options granted to an individual during the first fiscal year in which the individual commences employment with the Company or its subsidiaries.

Options

        Non-qualified stock options may be granted under the 2017 Stock Option Plan, which options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and other conditions.

        All options under the 2017 Stock Option Plan will be set forth in option agreements, which will detail the terms and conditions of the options, including any applicable vesting and payment terms and post-termination exercise limitations.

Prohibition on Repricing

        Under the 2017 Stock Option Plan, the plan administrator may not, except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of the Company's stockholders, authorize the repricing of any outstanding option to reduce its price per share, cancel any option in exchange for cash or another option when the price per share exceeds the "fair market value" (as that term is defined in the 2017 Stock Option Plan) of an underlying share or take any other action with respect to an option that the Company determines would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is listed.

Certain Transactions

        In connection with certain corporate transactions and events affecting the Common Stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2017 Stock Option Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling options for cash or property, accelerating the vesting of options, providing for the assumption or substitution of options by a successor entity, adjusting the number and type of shares subject to outstanding options and/or with respect to which options may be granted under the 2017 Stock Option Plan and replacing options or terminating options under the 2017 Stock Option Plan. In addition, in the event of certain non-reciprocal transactions with stockholders, the plan administrator will make equitable adjustments to the 2017 Stock Option Plan and outstanding options as it deems appropriate to reflect the transaction.

Foreign Participants, Claw-Back Provisions and Transferability

        The plan administrator may modify options granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All options will be subject to any Company claw-back policy as set forth in such claw-back policy or the applicable option agreement. Except as the plan administrator may determine or provide in an option agreement, options under the 2017 Stock

Option Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator's consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Plan Amendment and Termination

        The plan administrator may amend or terminate the 2017 Stock Option Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2017 Stock Option Plan, may materially and adversely affect an option outstanding under the 2017 Stock Option Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2017 Stock Option Plan will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the 2017 Stock Option Plan and (ii) the date the stockholders approved the 2017 Stock Option Plan, unless earlier terminated by the Board. No options may be granted under the 2017 Stock Option Plan after its termination.

Federal Income Tax Consequences Associated with the 2017 Stock Option Plan

        The federal income tax consequences of the 2017 Stock Option Plan under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the 2017 Stock Option Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2017 Stock Option Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

        Stock Options.     A 2017 Stock Option Plan participant generally will not recognize taxable income and the Company generally will not be entitled to a tax deduction upon the grant of a stock option. The 2017 Stock Option Plan permits the grant of options that are not intended to qualify as "incentive stock options" as defined in Section 422 of the Code. Upon exercising an option when the fair market value of the stock is higher than the exercise price of the option, a 2017 Stock Option Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and the Company (or its subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant's tax basis in the shares.

        Section 162(m) Limitation.     Section 162(m) of the Code limits the deduction certain employers may take for compensation in excess of $1 million paid in a given year to its chief executive officer and certain of its other most highly-compensated executive officers (these officers are generally referred to as the "covered employees"), unless the compensation is "qualified performance-based compensation" ("QPBC"). In order to be considered QPBC, the compensation must be granted pursuant to a plan approved by the employer's stockholders and meet certain other criteria. Options that may be granted under the 2017 Stock Option Plan generally should qualify as QPBC.

        State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2017 Stock Option Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their options.

        The 2017 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

Plan Benefits

        Options under the 2017 Stock Option Plan are subject to the discretion of the plan administrator and no determinations have been made by the plan administrator as to any options that may be granted pursuant to the 2017 Stock Option Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2017 Stock Option Plan or the benefits that would have been received by such participants if the 2017 Stock Option Plan had been in effect in the fiscal year ended December 31, 2016. No options have been issued under the 2017 Stock Option Plan as it is not yet effective.

        As of April 3, 2017, there were 12,123,770 shares reserved for issuance under the Amended 2009 Stock Option Plan, and the Company had outstanding awards totaling 31,325,556 options with a weighted average exercise price of $44.54 and a weighted contractual term of 6.85 years and no full-value awards. On April 3, 2017, the market value per share of Common Stock was $70.29 (determined by reference to the closing price listed on the New York Stock Exchange Inc. Composite Tape.) The Company will not grant any additional awards under the Amended 2009 Stock Option Plan between April 1, 2017 and the date of the 2017 Annual Meeting of Stockholders. If approved by stockholders, the 2017 Stock Option Plan will replace the Amended 2009 Stock Option Plan and no further awards will be granted under the Amended 2009 Stock Option Plan.

        The Board recommends a FOR vote for the 2017 Stock Option Plan.    In its deliberations regarding the 2017 Stock Option Plan, the Board considered that:

  •
  Over the last 15 years, Amphenol has delivered a compounded annual growth rate total shareholder return of approximately 17.9%, compared to approximately 6.7% for the S&P 500. Past performance does not necessarily predict future results, however the Board believes the stock option program has been a key driver of this success.

  •
  The overall share limit under the 2017 Stock Option Plan of 30,000,000 was devised considering historic grant rates, the anticipated growth of our management team and our practice of seeking regular approval from our stockholders of our stock option plans.

  •
  Our stock incentive program is somewhat unique in that it allows only the grant of stock options, rather than other forms of equity compensation, including in particular restricted stock or RSUs. As we grant only stock options to employees, for equivalent value of equity compensation, our shareholders are diluted less than if we had granted restricted stock or RSUs. This results from the fact that upon exercise, the Company receives the strike price of options in cash, which funds can ultimately be used to buy back shares through our share repurchase plan. Despite the effect of our stock option program, our total number of shares outstanding has actually been consistently decreasing for many years. More specifically, at December 31, 2006, we had approximately 359 million shares outstanding and that number has decreased to approximately 308 million shares as of December 31, 2016 despite the grants of 57,767,750 options between January 1, 2007 and December 31, 2016. Earlier this year, we announced a new two year $1 billion share buyback program.

  •
  Given our history of share buybacks, which serves to reduce the denominator in the "burn rate" calculation, rather than focusing on "burn rate" we have instead generally kept the total expense for options granted each year in the range of 3% to 5% of the Company's annual budgeted consolidated operating income for such year. This ensures that the scope and scale of the plan remains commensurate with the size and performance of the Company.

  •
  Our stock option plan currently includes approximately 600 participants, out of a total of approximately 60,000 employees. These options feature a longer than typical five-year vesting schedule, which serves as an important retention tool. Our stock option plan is also a critical element for attracting new talent to the Company.

  •
  Because of our performance-based compensation program, our stock option plan provides a meaningful portion of the compensation available to many of the individuals that are driving the Company's outstanding performance. If the stock option plan were not to be approved, the Company would need to create an alternate method to incentivize our management team. This creates the potential for disruption and uncertainty and would likely distract our teams from focusing on driving individual business unit performance. In addition, such alternate methods could be significantly more costly to the Company.

        The 2017 Stock Option Plan is hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present and entitled to vote at the 2017 Annual Meeting of Stockholders will be necessary to approve the 2017 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
AND APPROVAL OF THE 2017 STOCK OPTION PLAN

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company has adopted a written policy for the review and approval of transactions and arrangements between the Company and the Company's current directors, director nominees, current executive officers, greater than five percent stockholders, and their immediate family members. All transactions, regardless of amount, are required to be reported to and reviewed by the General Counsel of the Company who is required to report the results of his review to the Board or independent Directors, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether any such transaction is on terms no less favorable to the Company than those available with unrelated third parties and the related person's interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person must be disclosed in the Company's Proxy Statement.

        A brother of Luc Walter, Senior Vice President and Group General Manager, Amphenol Military and Aerospace Operations, is employed at a foreign subsidiary of the Company. In 2016, Mr. Walter's brother received total compensation of less than $150,000, including salary, bonus/incentive plan compensation and stock options. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities at the Company and its subsidiaries. This employment relationship was reviewed and ratified in accordance with the Company's policy.

        No other related party transactions were identified during or subsequent to 2016 where the amount involved exceeded $120,000. As such, there are no other transactions to be reported in this Proxy Statement.

INVESTOR OUTREACH

        Amphenol has continued to engage with key stockholders to discuss, among other items, governance issues to ensure that management and the Board understand and address issues that are important to the Company's stockholders. Through these engagements the Company has obtained valuable feedback. Partly in response to this feedback, in 2016, the Board adopted amendments to the Company's By-Laws that, among other things, implemented "proxy access," which, subject to the requirements of the By-Laws, permits any stockholder or group of up to 20 stockholders that beneficially owns at least 3% of the Company's outstanding common stock continuously for three years to nominate candidates for election to the Board and to require the Company to list such nominees along with the Board's nominees in the Company's proxy statement. The qualifying stockholder or group of stockholders may nominate up to 20 percent of the Board, rounding down to the nearest whole number of Board seats (but no less than two).

        The Company has always strived to maintain high corporate governance standards. The Board understands that proxy access has emerged as an important governance issue for many of the Company's stockholders. Because of this, the Board considered various potential formulations of proxy access, and, based upon an assessment of the relative advantages and disadvantages to stockholders and the Company of the various proxy access formulations, the Board decided to implement proxy access in the form it believes is most meaningful and appropriate for the Company and its stockholders.

        The adoption of "proxy access" is consistent with the Board's prior actions to provide that the Company adheres to evolving governance best practices, which have included lowering the threshold to call special meetings of stockholders from 50% to 25%; declassifying the Board and providing for the annual election of directors; allowing stockholders to act by written consent; and eliminating supermajority voting requirements in the Company's Articles of Incorporation and By-Laws.

        The Company has also continued to engage key stockholders to discuss other important topics, such as compensation practices and programs. The Chief Financial Officer reports to the Board on a quarterly basis all shareholder engagements occurring in the prior quarter.

STOCKHOLDER PROPOSALS

        Any stockholder wishing to include a proposal in the Company's proxy statement for the 2018 annual meeting in accordance with Rule 14a-8 of the Exchange Act must submit their proposal in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492, Attention: Secretary no later than the close of business on December 18, 2017. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner. In order to avoid controversy, stockholders should submit their proposals by means that permit them to prove the date of delivery. Any stockholder proposal received by the Secretary of the Company after the date specified will not be included in the Company's proxy statement for the 2018 annual meeting. Further, all proposals submitted for inclusion in the Company's proxy statement for the 2018 annual meeting must comply with all of the requirements of SEC Rule 14a-8.

        Stockholders of the Company are also entitled by the Company's By-Laws to bring business before the Annual Meeting, including matters not specified in the notice of meeting (other than proposals submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), by giving timely notice in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492, Attention: Secretary. Timely notice can be effected by delivering notice that satisfies either of the following time frames. Notice must be delivered not less than 60 days nor more than 90 days prior to the annual meeting, i.e., for the 2017 Annual Meeting, notice should have been received by the Secretary of the Company no earlier than February 17, 2017 and no later than March 19, 2017. Alternatively, if less than 70 days' notice of the meeting has been given to stockholders, as is the case with the 2017 Annual Meeting, notice of the stockholder's proposal must be received in writing by mail by the Secretary of the Company no later than the tenth day following the mailing of the Proxy Statement. Accordingly, such a notice must be received by the Secretary of the Company by April 27, 2017, and must conform to the requirements of the Company's By-Laws, which stipulate that the proposal must include (i) a description of the business to be brought before the meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and record address of the stockholder together with the number of shares beneficially owned and (iv) a description of any material interest of the stockholder in such business.

        In addition, the Company's By-Laws provide a proxy access right permitting stockholders who have beneficially owned 3% or more of the Company's Common Stock continuously for at least 3 years to submit director nominations via the Company's proxy materials for up to 20% of the directors then serving. Notice of proxy access director nominations for the 2018 annual meeting must be delivered in writing by mail to the Secretary of the Company at Amphenol Corporation, 358 Hall Avenue, Wallingford, CT 06492, Attention: Secretary, no earlier than November 18, 2017 and no later than the close of business on December 18, 2017. In addition, the notice must set forth the information required by the Company's By-Laws with respect to each proxy access director nomination that a stockholder intends to present at the 2018 Annual Meeting.

 GENERAL AND OTHER MATTERS

        At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2017 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

        All costs of the solicitation of proxies will be borne by the Company including the expense of preparing, printing, assembling and mailing this proxy soliciting material. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out of pocket expenses for forwarding proxy and solicitation materials to stockholders. The Company has engaged the firm of Georgeson LLC to assist in the distribution of this Notice of 2017 Annual Meeting and Proxy Statement and will pay Georgeson its out-of-pocket expenses for such services. Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation.

        The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 2016 Annual Report, including financial statements. Written requests for additional copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492. The Company's 2016 Annual Report, including financial statements, is also available from the Company's website at www.amphenol.com by clicking on "Investors" and then "Financial Reports".

        In addition, printed copies of the Company's most current Governance Principles, its Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors will be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492. The Principles, Code and Charters are also available from the Company's website at www.amphenol.com by clicking on "Investors", then "Governance", then the desired principles, code or charter.

        If you need directions to attend the Annual Meeting and vote in person, please call 203-265-8606.

PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.

By Order of the Board of Directors,
Lance E. D'Amico
Vice President, Secretary and General Counsel

April 17, 2017

Annex A

2017 STOCK PURCHASE AND OPTION PLAN
FOR KEY EMPLOYEES OF
AMPHENOL AND SUBSIDIARIES

ARTICLE I.
PURPOSE

        The Plan's purpose is to enhance the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article IX.

ARTICLE II.
ELIGIBILITY

        Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.
ADMINISTRATION AND DELEGATION

        3.1    Administration.    The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator's determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

        3.2    Appointment of Committees.    To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.
STOCK AVAILABLE FOR AWARDS

        4.1    Number of Shares.    Subject to adjustment under Article VI and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan's effective date under Section 8.3, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

        4.2    Share Recycling.    If all or any part of an Award expires, lapses or is terminated, surrendered, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan.

        4.3    Substitute Awards.    In connection with an entity's merger or consolidation with the Company or the Company's acquisition of an entity's property or stock, the Administrator may grant Awards in substitution for any options granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

ARTICLE V.
STOCK OPTIONS

        5.1    General.    The Administrator may grant Options to Service Providers subject to the limitations in the Plan. The Administrator will determine the number of Shares covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option.

        5.2    Exercise Price.    The Administrator will establish each Option's exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option. Notwithstanding the foregoing, if on the last day of the term of an Option the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option and remains employed by the Company or one of its Subsidiaries and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

        5.3    Duration of Options.    Each Option will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day prior to the expiration of an Option (i) the exercise of the Option is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the original maximum term of the applicable Option unless the exercise would violate an Applicable Law as set forth in clause (i) above. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option may be terminated by the Company and the Company may suspend the Participant's right to exercise the Option when it reasonably believes that the Participant has participated in any such violation. In addition, if, prior to the end of the term of an Option, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other relationship by the Company or any of its Subsidiaries for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant's employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option shall terminate immediately upon the effective date of such termination of employment or other relationship).

        5.4    Exercise.    Options may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Option is exercised and (ii) as specified in Section 7.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option may not be exercised for a fraction of a Share.

        5.5    Payment Upon Exercise.    Subject to Section 8.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

          (a)   cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;

          (b)   if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant's delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

          (c)   to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

          (d)   to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option's exercise valued at their Fair Market Value on the exercise date;

          (e)   to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

          (f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

        6.1    Equity Restructuring.    In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VI, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award's exercise price, granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 6.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

        6.2    Corporate Transactions.    In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

          (a)   To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise of the vested portion of such Award; provided that, if the amount that could have been obtained upon the exercise of the vested portion of such Award is equal to or less than zero, then the Award may be terminated without payment;

          (b)   To provide that such Award shall vest and be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

          (c)   To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise price, in all cases, as determined by the Administrator;

          (d)   To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

          (e)   To replace such Award with other rights or property selected by the Administrator; and/or

          (f)    To provide that the Award will terminate and cannot vest or be exercised after the applicable event, in which case the Administrator shall notify the Participant that the vested portion of the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of such event, and such Award shall terminate upon the expiration of such period.

        6.3    Administrative Stand Still.    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

        6.4    General.    Except as expressly provided in the Plan or the Administrator's action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 6.1 above or the Administrator's action under the Plan, no issuance by the

Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award's grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company's right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VI.

ARTICLE VII.
GENERAL PROVISIONS APPLICABLE TO AWARDS

        7.1    Transferability.    Except as the Administrator may determine or provide in an Award Agreement or otherwise, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator's consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant's authorized transferee that the Administrator specifically approves.

        7.2    Documentation.    Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        7.3    Discretion.    Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

        7.4    Termination of Status.    The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant's Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

        7.5    Withholding.    Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant's Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the maximum statutory withholding rates for the applicable jurisdiction (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 8.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company's retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant's behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant's acceptance of an Award under the Plan will constitute the Participant's authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

        7.6    Amendment of Award; Prohibition on Repricing.    The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award or changing the exercise date. The Participant's consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant's rights under the Award, or (ii) the change is permitted under Article VI or pursuant to Section 8.6. Other than pursuant to Sections 6.1 and 6.2, the Administrator shall not without the approval of the Company's stockholders (a) lower the exercise price per Share of an Option after it is granted, (b) cancel an Option when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (c) take any other action with respect to an Option that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

        7.7    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any Shares under the Plan until (i) all Award conditions have been met or removed to the Company's satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company's inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

        7.8    Acceleration.    The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable or shall continue to vest and become exercisable following a Termination of Service.

ARTICLE VIII.
MISCELLANEOUS

        8.1    No Right to Employment or Other Status.    No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

        8.2    No Rights as Stockholder; Certificates.    No Participant or Designated Beneficiary will have any rights as a stockholder (including, but not limited to, the receipt of dividends) with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

        8.3    Effective Date and Term of Plan.    The Plan will become effective on the date it is approved by the Company's stockholders and, unless earlier terminated by the Board, will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company's stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company's stockholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plans will continue in full force and effect in accordance with their terms.

        8.4    Amendment of Plan.    The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant's consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

        8.5    Provisions for Foreign Participants.    The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        8.6    Section 409A.    The Company intends that all Awards be structured to be exempt from Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant's consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award's grant date. The Company makes no representations or warranties as to an Award's tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 8.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant "nonqualified deferred compensation" subject to taxes, penalties or interest under Section 409A.

        8.7    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan's administration or interpretation, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Administrator's approval) arising from any act or omission concerning this Plan unless arising from such person's own fraud or bad faith.

        8.8    Lock-Up Period.    The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities, whether subject to outstanding Awards or otherwise, during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter (the "Lock-Up Period"). The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing prohibitions until the end of the Lock-Up Period and these restrictions will be binding on the applicable Participant. Further, each Participant shall, if so requested by any underwriter representative, execute a customary lock-up agreement which shall provide such terms as such underwriter representative may in its discretion request, including, without limitation the prohibition on sale and transfer during the Lock-Up Period described in this Section 8.8.

        8.9    Data Privacy.    As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant's participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant's name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the "Data"). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant's participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant's country, or elsewhere, and the Participant's country may have different data privacy laws and protections than the recipients' country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant's participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant's participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 8.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant's ability to participate in the Plan and, in the Administrator's discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 8.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

        8.10    Severability.    If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

        8.11    Governing Documents.    If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

        8.12    Governing Law.    The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state's choice-of-law principles requiring the application of a jurisdiction's laws other than the State of Delaware.

        8.13    Claw-back Provisions.    All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

        8.14    Titles and Headings.    The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan's text, rather than such titles or headings, will control.

        8.15    Conformity to Securities Laws.    Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

        8.16    Relationship to Other Benefits.    No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

        8.17    Broker-Assisted Sales.    In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 7.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker's fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant's applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant's obligation.

        8.18    Section 162(m) Limitation.    Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Article VI, the maximum aggregate number of Shares with respect to one or more Awards of Options that may be granted to any one person during any fiscal year of the Company shall be 1,500,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the award limit above. The limitation in this Section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first fiscal year in which the Participant commences employment with the Company and/or its Subsidiaries.

ARTICLE IX.
DEFINITIONS

        As used in the Plan, the following words and phrases will have the following meanings:

        9.1   "Administrator" means the Board or a Committee to the extent that the Board's powers or authority under the Plan have been delegated to such Committee. As of the date the Board approved the Plan, the Compensation Committee of the Board is expected to be the initial Administrator.

        9.2   "Applicable Laws" means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

        9.3   "Award" means, a grant under the Plan of Options.

        9.4   "Award Agreement" means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

        9.5   "Board" means the Board of Directors of the Company.

        9.6   "Cause" means (i) if Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term "cause" is defined (a "Relevant Agreement"), "cause" as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator's determination that Participant failed to substantially perform Participant's duties (other than a failure resulting from Participant's Disability); (B) the Administrator's determination that Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or Participant's immediate supervisor; (C) the occurrence of any act or omission by Participant that could reasonably be expected to result in (or has resulted in) Participant's conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense; or (D) Participant's commission of an act of fraud, embezzlement, misappropriation, gross misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

        9.7   "Change in Control" means and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

    (i)
    which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

    (ii)
    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

        Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5).

        The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

        9.8   "Code" means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

        9.9   "Committee" means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a "non-employee director" within the meaning of Rule 16b-3; however, a Committee member's failure to qualify as a "non-employee director" within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

        9.10 "Common Stock" means the Class A Common Stock of the Company.

        9.11 "Company" means Amphenol Corporation, a Delaware corporation, or any successor.

        9.12 "Consultant" means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company's securities; and (iii) is a natural person.

        9.13 "Designated Beneficiary" means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant's rights if the Participant dies or becomes incapacitated. Without a Participant's effective designation, "Designated Beneficiary" will mean the Participant's estate.

        9.14 "Director" means a Board member.

        9.15 "Disability" means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

        9.16 "Employee" means any employee of the Company or its Subsidiaries.

        9.17 "Equity Restructuring" means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

        9.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        9.19 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

        9.20 "Option" means an option to purchase Shares, not intended or not qualifying as an "incentive stock option" as defined in Section 422 of the Code.

        9.21 "Overall Share Limit" means 30,000,000 Shares.

        9.22 "Participant" means a Service Provider who has been granted an Award.

        9.23 "Plan" means this 2017 Stock Option Plan.

        9.24 "Prior Plans" means, collectively, The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries, The First Amended 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and any prior equity incentive plans of the Company or its predecessor.

        9.25 "Prior Plan Award" means an award outstanding under the Prior Plans as of the Plan's effective date in Section 8.3.

        9.26 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

        9.27 "Section 409A" means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

        9.28 "Securities Act" means the Securities Act of 1933, as amended.

        9.29 "Service Provider" means an Employee, Consultant or Director.

        9.30 "Shares" means shares of Common Stock.

        9.31 "Subsidiary" means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        9.32 "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

        9.33 "Termination of Service" means the date the Participant ceases to be a Service Provider.

CORPORATION

                      Notice of Annual Meeting
                      and
                      Proxy Statement

                      Annual Meeting of Stockholders, May 18, 2017

                      IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                      Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 18, 2017: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2016 are available at www.edocumentview.com/APH.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals The Board of Directors recommends a vote FOR Proposals 2 and 3. + The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of eight directors for terms indicated in the Proxy Statement. For Against Abstain 2. Ratification of Deloitte & Touche LLP as independent accountants of the Company. For Against Abstain 3. Advisory vote to approve compensation of named executive officers. 01 - Ronald P. Badie 02 - Stanley L. Clark The Board of Directors recommends you vote for every “1 Year” on Proposal 4 03 - David P. Falck 1 Year 2 Years 3 Years Abstain 4. Advisory vote on the frequency of future advisory votes on compensation of named executive officers. 04 - Edward G. Jepsen 05 - Martin H. Loeffler The Board of Directors recommends you vote FOR Proposal 5 5. To ratify and approve the 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries. For Against Abstain 06 - John R. Lord 07 - R. Adam Norwitt *NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 08 - Diana G. Reardon Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 1 8 8 5 6 1 02K9YG MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — Amphenol Corporation The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2017 Annual Meeting and Proxy Statement dated April 17, 2017 in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. on May 18, 2017 at the World Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt and Craig A. Lampo, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION (the “Company”) registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, including discretionary authority to vote on any matters properly presented for consideration at the Annual Meeting. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Non-Voting Item Change of Address — Please print new address below. + C